                                                                     Exhibit 4.1


--------------------------------------------------------------------------------


                               CREDIT AGREEMENT

                         Dated as of October 15, 1999

                                     Among

                             GRUBB & ELLIS COMPANY
                                 ("Borrower"),

                      THE VARIOUS FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTY THERETO
                                  ("Lenders")

                                      and

                             BANK OF AMERICA, N.A.
                           ("Administrative Agent")
                            for itself as a Lender
                             and the other Lenders

                                     with

                   AMERICAN NATIONAL BANK AND TRUST COMPANY
                                  OF CHICAGO
                            ("Documentation Agent")

                                  Arranged By

                        BANC OF AMERICA SECURITIES LLC
                  as Sole Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.  DEFINITIONS......................................................................................    1
     1.1    Defined Terms....................................................................................    1
            -------------
     1.2    Other Definitional Provisions....................................................................   24
            -----------------------------

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..................................................................   24
     2.1    Commitments......................................................................................   24
            -----------
     2.2    Procedure for  Borrowing.........................................................................   27
            ------------------------

SECTION 3.  LETTERS OF CREDIT................................................................................   29
     3.1    L/C Commitment...................................................................................   29
            --------------
     3.2    Procedure for Issuance of Letter of Credit.......................................................   30
            ------------------------------------------
     3.3    Commissions, Fees and Other Charges..............................................................   30
            -----------------------------------
     3.4    L/C Participants.................................................................................   31
            ----------------
     3.5    Reimbursement Obligation of the Borrower.........................................................   32
            ----------------------------------------
     3.6    Obligations Absolute.............................................................................   32
            --------------------
     3.7    Letter of Credit Payments........................................................................   33
            -------------------------
     3.8    Applications.....................................................................................   33
            ------------

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.....................................   33

     4.1    Commitment Fees, etc.............................................................................   33
            --------------------
     4.2    Termination or Reduction of Commitments..........................................................   33
            ---------------------------------------
     4.3    Optional Prepayments.............................................................................   34
            --------------------
     4.4    Mandatory Commitment Reductions..................................................................   34
            -------------------------------
     4.5    Conversion and Continuation Options..............................................................   36
            -----------------------------------
     4.6    Minimum Amounts and Maximum Number of Eurodollar Tranches........................................   37
            ---------------------------------------------------------
     4.7    Interest Rates and Payment Dates.................................................................   37
            --------------------------------
     4.8    Computation of Interest and Fees.................................................................   38
            --------------------------------
     4.9    Inability to Determine Interest Rate.............................................................   38
            ------------------------------------
     4.10   Pro Rata Treatment and Payments...................................................................   39
            ------------------------------
     4.11   Requirements of Law..............................................................................   40
            -------------------
     4.12   Taxes............................................................................................   41
            -----
     4.13   Indemnity........................................................................................   42
            ---------
     4.14   Change of Lending Office.........................................................................   43
            ------------------------
     4.15   Replacement of Lenders under Certain Circumstances...............................................   43
            --------------------------------------------------

SECTION 5.  REPRESENTATIONS AND WARRANTIES....................................................................  44
     5.1    Financial Condition...............................................................................  44
            -------------------
     5.2    No Change.........................................................................................  44
            ---------

     5.3    Corporate Existence; Compliance with Law..........................................................  44
            ----------------------------------------
     5.4    Corporate Power; Authorization; Enforceable Obligations...........................................  44
            -------------------------------------------------------
     5.5    No Legal Bar......................................................................................  45
            ------------
     5.6    No Material Litigation............................................................................  45
            ----------------------
     5.7    No Default........................................................................................  45
            ----------
     5.8    Ownership of Property; Liens......................................................................  45
            ----------------------------
     5.9    Intellectual Property.............................................................................  45
            ---------------------
     5.10   Taxes.............................................................................................  46
            -----
     5.11   Federal Regulations...............................................................................  46
            -------------------
     5.12   Labor Matters.....................................................................................  46
            -------------
     5.13   ERISA.............................................................................................  46
            -----
     5.14   Investment Company Act; Other Regulations.........................................................  47
            -----------------------------------------
     5.15   Subsidiaries......................................................................................  47
            ------------
     5.16   Subsidiary Restrictions...........................................................................  47
            -----------------------
     5.17   Use of Proceeds...................................................................................  47
            ---------------
     5.18   Environmental Matters.............................................................................  48
            ---------------------
     5.19   Accuracy of Information, etc......................................................................  49
            ----------------------------
     5.20   Security Documents................................................................................  49
            ------------------
     5.21   Solvency..........................................................................................  49
            --------
     5.22   Year 2000 Issues..................................................................................  50
            ----------------

SECTION 6.  CONDITIONS PRECEDENT..............................................................................  50
     6.1    Conditions to Initial Extension of Credit.........................................................  50
            -----------------------------------------
     6.2    Conditions to Each Extension of Credit............................................................  53
            --------------------------------------

SECTION 7.  AFFIRMATIVE COVENANTS.............................................................................  54
            ---------------------
     7.1    Financial Statements..............................................................................  54
            --------------------
     7.2    Certificates; Other Information...................................................................  54
            -------------------------------
     7.3    Payment of Obligations............................................................................  56
            ----------------------
     7.4    Conduct of Business and Maintenance of Existence, etc.............................................  56
            -----------------------------------------------------
     7.5    Maintenance of Property; Insurance................................................................  56
            ----------------------------------
     7.6    Inspection of Property; Books and Records; Discussions............................................  56
            ------------------------------------------------------
     7.7    Notices...........................................................................................  57
            -------
     7.8    Environmental Laws................................................................................  57
            ------------------
     7.9    Additional Collateral, etc........................................................................  58
            --------------------------
     7.10   Year 2000 Issues..................................................................................  59
            ----------------
     7.11   Interest Rate Protection..........................................................................  59
            ------------------------
     7.12   Insurance.........................................................................................  60
            ---------

SECTION 8.  NEGATIVE COVENANTS................................................................................  60
     8.1    Financial Condition Covenants.....................................................................  60
            -----------------------------
     8.2    Limitation on Indebtedness........................................................................  60
            --------------------------
     8.3    Limitation on Liens...............................................................................  61
            -------------------

     8.4    Limitation on Fundamental Changes.................................................................  63
            ---------------------------------
     8.5    Limitation on Sale of Assets......................................................................  63
            ----------------------------
     8.6    Limitation on Dividends; Restricted Payments......................................................  64
            --------------------------------------------
     8.7    Guaranties........................................................................................  64
            ----------
     8.8    Limitation on Investments, Loans and Advances.....................................................  65
            ---------------------------------------------
     8.9    Subsidiaries, Partnerships, Joint Ventures and Restricted Investments.............................  66
            ---------------------------------------------------------------------
     8.10   Limitation on Transactions with Affiliates........................................................  66
            ------------------------------------------
     8.11   Limitation on Payments and Modifications of Debt Instruments, etc.................................  67
            -----------------------------------------------------------------
     8.12   Limitation on Sales and Leasebacks................................................................  67
            ----------------------------------
     8.13   Limitation on Changes in Fiscal Periods...........................................................  67
            ---------------------------------------
     8.14   Limitation on Negative Pledge Clauses.............................................................  67
            -------------------------------------
     8.15   Limitation on Restrictions on Subsidiary Distributions............................................  67
            ------------------------------------------------------
     8.16   Limitation on Lines of Business...................................................................  68
            -------------------------------

SECTION 9.  EVENTS OF DEFAULT.................................................................................  68

SECTION 10. THE ADMINISTRATIVE AGENT..........................................................................  72
     10.1   Appointment and Authorization; "Administrative Agent".............................................  72
            -----------------------------------------------------
     10.2   Delegation of Duties..............................................................................  72
            --------------------
     10.3   Exculpatory Provisions............................................................................  72
            ----------------------
     10.4   Reliance by Administrative Agent..................................................................  73
            --------------------------------
     10.5   Notice of Default.................................................................................  73
            -----------------
     10.6   Independent Credit Decision.......................................................................  74
            ---------------------------
     10.7   Indemnification of Administrative Agent...........................................................  74
            ---------------------------------------
     10.8   Administrative Agent in its Individual Capacity...................................................  75
            -----------------------------------------------
     10.9   Successor Administrative Agent....................................................................  75
            ------------------------------
     10.10  Withholding Tax...................................................................................  76
            ---------------
     10.11  Collateral Matters................................................................................  77
            ------------------

SECTION 11. MISCELLANEOUS.....................................................................................  78
     11.1   Amendments and Waivers............................................................................  78
            ----------------------
     11.2   Notices...........................................................................................  79
            -------
     11.3   No Waiver; Cumulative Remedies....................................................................  79
            ------------------------------
     11.4   Survival of Representations and Warranties........................................................  80
            ------------------------------------------
     11.5   Payment of Expenses and Taxes.....................................................................  80
            -----------------------------
     11.6   Successors and Assigns; Participants and Assignments..............................................  80
            ----------------------------------------------------
     11.7   Adjustments; Set-off..............................................................................  83
            --------------------
     11.8   Counterparts......................................................................................  83
            ------------
     11.9   Severability......................................................................................  83
            ------------
     11.10  Integration.......................................................................................  84
            -----------
     11.11  Governing Law.....................................................................................  84
            -------------
     11.12  Submission To Jurisdiction: Waivers...............................................................  84
            -----------------------------------
     11.13  Acknowledgments...................................................................................  84
            ---------------

     11.14  WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION..................................................  85
            ------------------------------------------------
     11.15  Confidentiality...................................................................................  85
            ---------------
     11.16  Rights and Liabilities of Documentation Agent.....................................................  86
            ---------------------------------------------

SCHEDULES

1.1A           Mortgaged Property
1.1B           Reducing Revolving Credit Commitments
1.1C           Revolving Credit Commitments
1.1D           Executive Officers and Directors of the Borrower
5.1            Certain Obligations/Dispositions
5.4            Consents
5.6            Material Litigation
5.12           Labor Matters
5.15           Subsidiaries
5.18           Environmental Matters
5.20           UCC Filing Jurisdictions
8.2(d)         Existing Indebtedness
8.3(f)         Existing Liens
8.3(j)         Liens
8.7            Guaranties
8.8(h)         Investments


EXHIBITS

A-1            Form of Revolving Credit Loan Borrowing Notice
A-2            Form of Reducing Revolving Credit Loan Borrowing Notice
A-3            Form of Swingline Loan Borrowing Notice
A-4            Form of Conversion/Continuation Notice
B              Form of Compliance Certificate
C              Form of Guaranty and Collateral Agreement
D              Form of Closing Certificate
E-1            Form of Legal Opinion of Borrower's Local Counsel
E-2            Form of Legal Opinion (Special/Local Counsel)
F              Form of Assignment and Acceptance
G-1            Form of Revolving Credit Loan Note
G-2            Form of Reducing Revolving Credit Loan Note
G-3            Form of Swingline Loan Note

                               CREDIT AGREEMENT
                               ----------------


          THIS CREDIT AGREEMENT is dated as of October 15, 1999, and is entered into by and among GRUBB & ELLIS COMPANY, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from
 --------
time to time parties to this Agreement (the "Lenders") and BANK OF AMERICA,
                                             -------
N.A., a national banking association, as administrative agent (in such capacity, the "Administrative Agent"). In connection with this Agreement, AMERICAN
     --------------------
NATIONAL BANK AND TRUST COMPANY OF CHICAGO has acted as exclusive Documentation Agent ("Documentation Agent").
        -------------------

          The parties hereto hereby agree as follows:

                            SECTION 1. DEFINITIONS

          1.1  Defined Terms:  As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "Acquired Pro Forma EBITDA": for any period, the EBITDA attributable
           -------------------------
during such period (i) to any Person or Persons in the case of an Acquisition of all or substantially all of the capital stock or equity of a Person or (ii) to any assets in the case of an Acquisition of all or substantially all of the assets of a Person, in each case in clause (i) and (ii) above, acquired in connection with a Permitted Acquisition or Permitted Acquisitions to the extent that Administrative Agent, in its reasonable discretion, deems such EBITDA to be appropriate given all the facts and circumstances surrounding such Permitted Acquisition or Permitted Acquisitions.

          "Acquisition": the acquisition of all or substantially all of the
           -----------
assets of another Person or of a business or division of another Person, or capital stock or other equity interests of a Person unaffiliated with the Borrower and its Subsidiaries or the merger, consolidation or amalgamation with one or more other Persons.

          "Acquisition Indebtedness":  Indebtedness which is (i) a liability on
           ------------------------
the balance sheet of the Borrower as determined in accordance with GAAP, incurred by a Loan Party as the purchaser and owed to another Person as the seller in connection with the Borrower's purchase of the ownership interests of another Person or the purchase of all or substantially all of the assets of another Person or of a business or division of another Person, (ii) except to the extent otherwise permitted by Section 8.2 hereof, unsecured, (iii) except to the extent otherwise permitted by Section 8.2 hereof, subordinated to Indebtedness incurred pursuant to the Senior Credit Facilities and (iv) in form and substance satisfactory to Administrative Agent.

          "Adjustment Date": commencing as of December 31, 1999, the date on
           ---------------
which financial statements are received by the Administrative Agent pursuant to
Section 7.1(a) and 7.1(b) (but in any event, no later than the 45/th/ day after the end of each of the three quarterly periods of each fiscal year beginning for purposes hereof with the quarter ending December 31, 1999 or the 90/th/ day after the end of each fiscal year beginning with each fiscal year ending after December 31, 1999, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, Borrower's Consolidated Leverage Ratio as of the end of the fiscal period that would have been covered thereby, shall for the purposes of this definition be deemed to be greater than 1.75:1.00. Each determination of Borrower's Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

          "Administrative Agent":  BofA, together with its affiliates, as the
           --------------------
administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Administrative Agent's Payment Office":  the address for payments set
           -------------------------------------
forth in Section 11.2 or such other address as the Administrative Agent may from time to time specify in accordance with Section 11.2.

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agent-Related Persons":  BofA and any successor agent pursuant to
           ---------------------
Section 10.9, together with its Affiliates and the officers, directors, employees, agents, advisors and attorneys-in-fact of such Persons and Affiliates.

           "Agreement":  this Credit Agreement, as amended, supplemented,
            ---------
restated or otherwise modified from time to time.

           "Applicable Margin":  for each Type of Loan, the rate per annum set
            -----------------
forth under the relevant column heading below:

                                   Eurodollar  Base Rate   Swingline  Commitment
                                   Loans       Loans       Loans      Fee Rate
                                   -----       -----       -----      --------

Revolving Credit Loans             1.625%      0.625%      0%         0.500%
Reducing Revolving Credit Loans    1.625%      0.625%      0%         0.500%

; provided that on and after the first Adjustment Date pertaining to the period
  --------
ended December 31, 1999, the Applicable Margin with respect to the Revolving Credit Loans and the Reducing Revolving Credit Loans will be determined in accordance with the pricing grid below:

================================================================================
                            Applicable      Applicable   Applicable
      Consolidated            Margin         Margin      Margin for  Commitment
     Leverage Ratio      for Eurodollar  for Base Rate    Swingline    Fee
                              Loans          Loans          Loans      Rate
--------------------------------------------------------------------------------
 Greater than or equal        2.125%         1.125%          0%       0.500%
    to 1.75:1.00
--------------------------------------------------------------------------------

 Greater than or equal        1.875%         0.875%          0%       0.500%
 to 1.25:1.00 but less
    than 1.75:1.00
--------------------------------------------------------------------------------

      Less than               1.625%         0.625%          0%       0.500%
      1.25:1.00
================================================================================

          "Application":  an application, in such form as the Issuing Lender may
           -----------
specify from time to time for applications for letters of credit generally, requesting the Issuing Lender to open or issue a Letter of Credit.

          "Asset Sale":  any Disposition of Property (including, without
           ----------
limitation, any issuance or sale of Capital Stock of any Subsidiary), other than
(a) any Disposition of Property permitted by clause (a), (b), (c) or (d) of
Section 8.5, (b) any issuance or sale of Capital Stock of the Borrower or (c) any Disposition of Property that, together with any related Dispositions of Property, yields aggregate Net Cash Proceeds of not more than $100,000.

          "Assignee":  as defined in Section 11.6(c).
           --------

          "Assignor":  as defined in Section 11.6(c).
           --------

          "Attorney Costs":  means and includes all reasonable fees and
           --------------
disbursements of any law firm or other external counsel and non-duplicative, allocated costs of internal counsel.

          "Available Commitment": the sum of the Available Reducing Revolving
           --------------------
Credit Commitment and the Available Revolving Credit Commitment.

          "Available Reducing Revolving Credit Commitment":  as to any Reducing
           ----------------------------------------------
Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Reducing Revolving Credit Commitment at such time over (b)
                                                                    ----
such Lender's Reducing Revolving Extensions of Credit at such time.

          "Available Revolving Credit Commitment":  as to any Revolving Credit
           -------------------------------------
Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment at such time over (b) such Lender's Revolving
                                         ----
Extensions of Credit at such time.

          "Base Rate":  for any day, a rate per annum (rounded upwards to the
           ---------
next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of
                                                                   ----
1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans":  Loans the rate of interest applicable to which is
           ---------------
based upon the Base Rate.

          "BofA":  as applicable, Bank of America, N.A. and its respective
           ----
Subsidiaries in their individual capacities.

          "Borrower":  as defined in the preamble to this Agreement.
           --------

          "Borrower Obligations":  the collective reference to the unpaid
           --------------------
principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or to any Lender, whether absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, the other Loan Documents or any Letter of Credit entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all Attorney Costs of Administrative Agent or of the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Borrower's Accountant": Ernst & Young, LLP.
           ---------------------

          "Borrowing Date":  any Business Day specified by the Borrower in a
           --------------
notice delivered pursuant to Section 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "Borrowing Notice": the written notice to be given by the Borrower to
           ----------------
the Administrative Agent pursuant to Section 2.2, substantially in the form of Exhibit A-1 with respect to Revolving Credit Loans and Exhibit A-2 with respect to Reducing Revolving Credit Loans.

          "Business":  as defined in Section 5.18(b).
           --------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City, San Francisco, Chicago or Charlotte are authorized or required by law to close, provided that with respect to any
                                        --------
borrowings, disbursements and payments in respect of any calculations, interest rates and Interest Periods pertaining to Eurodollar Loans, such day is also a day on which dealings are carried on in the interbank market.

          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year or less from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers acceptances or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above;

and (e) money market accounts or funds with or issued by Qualified Issuers that invest substantially exclusively in investments of the types described in clauses (a) through (d) above.

          "Closing Date": the date on which the conditions precedent set forth
           ------------
in Section 6.1 shall have been satisfied, which date is anticipated to be on or before October 15, 1999.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral":  all Property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commission Advance Program": any program pursuant to which a Loan
           --------------------------
Party may make advances to its employees and/or agents against future real estate commissions to be earned by such employees or agents.

          "Commitment":  as to any Lender, the sum of the Reducing Revolving
           ----------
Credit Commitment and the Revolving Credit Commitment of such Lender; collectively as to all Lenders, the "Commitments".
                                     -----------

          "Commitment Fee Rate": the rate set forth under the "Commitment Fee
           -------------------
Rate" column of the pricing chart under the definition of Applicable Margin.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer substantially in the form of Exhibit B, which shall include inter alia, a worksheet reflecting that the calculations made thereon have been adjusted to exclude the effects of the operations of Unrestricted Subsidiaries.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
Memorandum of the Borrower dated September 1999 and furnished to the Lenders.

          "Consolidated Debt":  at any date, the aggregate Indebtedness of
           -----------------
Borrower and its Restricted Subsidiaries.

          "Consolidated EBITDA":  for any period, the consolidated EBITDA of the
           -------------------
Borrower and its Restricted Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP plus Acquired Pro Forma EBITDA.
                                           ----

          "Consolidated Fixed Charge Coverage Ratio":  for any period, the ratio
           ----------------------------------------
of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges":  for any period, the sum (without
           --------------------------
duplication) of (a) Consolidated Interest Expense for such period, (b) cash income taxes paid by the Borrower or any of its Restricted Subsidiaries on a consolidated basis in respect of such period, (c) scheduled principal payments made during such period on account of principal of Indebtedness of the Borrower or any of its Restricted Subsidiaries (including the Capital Lease payments),
(d) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such period on account of Capital Expenditures and
(e) Earnouts paid or distributed by Borrower.

          "Consolidated Interest Expense":  for any period, the sum of total
           -----------------------------
cash interest expense of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing and other Indebtedness).

          "Consolidated Leverage Ratio":  as at the last day of any period, the
           ---------------------------
ratio of (a) Consolidated Debt on such day to (b) Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the period of four consecutive fiscal quarters ending on such day.

          "Consolidated Net Income":  for any period, the consolidated Net
           -----------------------
Income of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded from such calculation (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries pursuant to a Permitted Acquisition, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest and (c) the undistributed earnings of any Restricted Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument, indenture, subordination agreement or other legally binding undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Conversion/Continuation Notice":  the written notice of the
           ------------------------------
conversion or continuation of a Loan to be given by the Borrower to the Administrative Agent pursuant to Section 4.5, substantially in the form of Exhibit A-3.

          "Default":  any of the events specified in Section 9, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Defaulting Lender": any Lender with respect to which a Lender Default
           -----------------
is in effect.

          "Disposition":  with respect to any Property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.
               -------       -----------

          "Disposition Notice":  the written notice of a Disposition to be given
           ------------------
by the Borrower to the Administrative Agent pursuant to Section 7.7(f).

          "Documentation Agent": American National Bank and Trust Company of
           -------------------
Chicago.

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
America.

          "Domestic Subsidiary":  any Subsidiary of the Borrower organized under
           -------------------
the laws of any jurisdiction within the United States of America.

          "Earnouts": any cash payments (i) made by Borrower to third parties
           --------
sellers in consideration for the purchase of assets or stock by Borrower from such seller and (ii) made subsequent to the consummation of such purchase.

          "EBITDA":  for any period, Net Income for such period plus, without
           ------                                               ----
duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges; and minus, to the extent
                                                            -----
included in the statement of such Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined in accordance with GAAP.

          "Environmental Laws":  any and all foreign, federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as may now or at any time hereafter be in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the maximum rates of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest
           --------------------
Period pertaining to a Eurodollar Loan for any date of determination with respect to any Interest Period, (i) the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being a page number 3750 or a successor page) for deposits (for delivery two business days prior to the beginning of such Interest Period) with a term equivalent to the applicable Interest Period, determined as of approximately 11:00 A.M. (London, England time) on such date of determination, or (ii) in the event the rate referenced in the preceding clause
(i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward, if necessary, to the nearest five decimal places) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery two business days prior to the beginning of such Interest Period) with a term equivalent to such Interest Period determined as of approximately 11:00 A.M. (London, England time) on such date of determination, or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum equal to the offered quotation rate (rounded upward, if necessary, to the nearest five decimal places) to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery two business days prior to the buying of such Interest Period) of amounts in same day funds comparable to the principal amount of the Eurodollar Loan for which the Eurodollar Base Rate is then being determined with a maturity comparable to such Interest Period as of approximately 11:00 A.M. (London, England time) on such date of determination.

          "Eurodollar Loans":  Loans (other than Swingline Loans) the rate of
           ----------------
interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

                             Eurodollar Base Rate
                      -----------------------------------
                   1.00 - Eurocurrency Reserve Requirements

The Eurodollar Rate shall be adjusted automatically as to all Eurodollar Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Requirements.

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 9,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

          "Excess Cash Flow": an amount as of each date for which Administrative
           ----------------
Agent receives Borrower's financial statements pursuant to Section 7.1 (each such date, a "Calculation Date"), for the period from the Closing Date to and including the current Calculation Date (each such period, the "Calculation Period"), equal to (a) Consolidated EBITDA for such Calculation Period less (b)
                                                                       ----
the sum of (i) Consolidated Fixed Charges for such Calculation Period and (ii) the aggregate amount of Borrower's capital stock repurchased by Borrower during such Calculation Period.

          "Excess Cash Flow Add Back": as of any Calculation Date, 50% of Excess
           -------------------------
Cash Flow to the extent that Excess Cash Flow exceeds zero on such date.

          "Exchange Act":  the Securities Exchange Act of 1934, as amended.
           ------------

          "Executive Officers and Directors of Borrower": as of the Closing
           --------------------------------------------
Date, those individuals listed as officers and directors on Schedule 1.1D hereto and, after the Closing Date, (a) Executive Officers shall be (i) all officers elected by the board of directors of Borrower or of any Restricted Subsidiary,
(ii) all divisional officers who have regional or area management responsibilities for the business divisions of the Loan Parties known as Transaction Services, Management Services, Corporate Services and Institutional Services, (iii) all employees of Borrower and any Restricted Subsidiary who perform the role of inside counsel, and (b) Directors shall be all members of the board of directors of Borrower.

          "Federal Funds Effective Rate":  for any day, the rate set forth in
           ----------------------------
the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)", or, if such rate is not so published for any such preceding Business Day, the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to Noon (Chicago time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Federal Reserve Board":  means the Board of Governors of the Federal
           ---------------------
Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Fee Payment Date":  the last Business Day of each March, June,
           ----------------
September and December of any year.

          "Foreign Subsidiary":  any Subsidiary of the Borrower that is not a
           ------------------
Domestic Subsidiary.

          "GAAP":  generally accepted accounting principals in the United States
           ----
of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for purposes of Section 8.1 (including the accounting terms used therein and defined herein) GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements of the Borrower in respect of the fiscal year ended June 30, 1999 delivered pursuant to Section 5.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or constructed as if such Accounting Changes had not occurred. "Accounting
                                                              ----------
Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the Securities and Exchange Commission or any other qualified, authoritative agency or organization.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranty": any agreement pursuant to which Borrower or its
           --------
Subsidiaries incurs Guaranty Obligations.

          "Guaranty and Collateral Agreement":  the Guaranty and Collateral
           ---------------------------------
Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit C, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Guaranty Obligation":  as to any Person (the "guarantying person"),
           -------------------
any obligation of (a) the guarantying person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which obligation the guarantying person has issued a reimbursement, counter-indemnity or similar obligation, in either case guarantying, directly or indirectly, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any
 -------------------                                   ---------------
manner, whether directly or indirectly, including, without limitation, any obligation of the guarantying person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guarantying person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guarantying person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guarantying person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guarantying person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Inchoate Tax Liens": Liens arising from taxes not yet due and payable
           ------------------
but as to which, pursuant to applicable laws and regulations, an inchoate lien exists against the assets of the taxpayer responsible for such taxes prior to the time such taxes are paid.

          "Incur":  as defined in Section 8.2; and the term "Incurrence" shall
           -----                                             ----------
have a correlative meaning.

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business) to the extent required to be shown on a balance sheet prepared in accordance with GAAP, the amount of which shall equal the amount required to be shown on such a balance sheet, (c) all obligations of such Person evidenced by notes (other than notes relating to Earnouts to the extent not required to be shown on a balance sheet prepared in accordance with GAAP), bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising from or in connection with the deposit, transfer or assignment of Capital Stock into trust, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all Capital Lease Obligations of such Person, (g) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (i) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, and (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights)
owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, provided, that the amount of Indebtedness of
                                    --------
the type referred to in clauses (i) and (j) above will be included within the definition of "Indebtedness" only to the extent of the amount of the obligations
               ------------
so guaranteed and to the extent of any such Lien, respectively.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last
           ---------------------
Business Day in each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, unless otherwise expressly provided herein, the date of any prepayment or repayment made in respect thereof.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Notice or Conversion/Continuation Notice, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the
                                                       --------
foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period for Eurodollar Loans under the applicable Facility that would otherwise extend beyond the Reducing Revolving Credit Termination Date or the Revolving Credit Termination Date, as the case may be, shall end on the Reducing Revolving Credit Termination Date or the Revolving Credit Termination Date, as applicable;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (iv) the Borrower shall select Interest Periods so as not to require a scheduled payment or prepayment of the applicable Eurodollar Loan during an Interest Period for such Loan; and

          (v) the Borrower shall use reasonable efforts to select Interest Periods so as not to require any mandatory prepayment of the applicable Eurodollar Loan during an Interest Period for such Loan.

          "IRS":  United States Internal Revenue Service.
           ---

          "Issuing Lender":  (i) BofA in its capacity as issuer of any Letter of
           --------------
Credit, (ii) each Lender that is a party to this Agreement on the Closing Date and (iii) any Lender approved as an issuer of any Letter of Credit by the Administrative Agent and by the Borrower.

          "L/C Commitment":  at any time, the lesser of (a) $4,000,000, and (b)
           --------------
the Total Revolving Credit Commitments.

          "L/C Fee Payment Date":  on the last Business day of each March, June,
           --------------------
September and December and the last day of the Revolving Credit Commitment
Period.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  the collective reference to all the Revolving
           ----------------
Credit Lenders other than the Issuing Lender.

          "Lender":  as defined in the preamble to this Agreement.
           ------

          "Lender Default": (i) the refusal (which has not been retracted) or
           --------------
the failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.4, (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.1(a), 2.1(b), 2.1(c) or 3.4 or (iii) a Lender becoming subject to any receivership, conservatorship or insolvency proceeding.

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Year": the twelve-month period commencing on the Closing Date
           ---------
and each  twelve-month period commencing on each anniversary of the Closing
Date.

          "Loan Documents":  this Agreement, the Applications, the Security
           --------------
Documents, the Subordination Agreements, any Notes and all other instruments, documents (including interest rate hedging or swap transaction documents) and agreements executed and delivered by a Loan Party to Administrative Agent or any Lender in connection with the Loans.

          "Loan Parties":  the Borrower and each Subsidiary or Affiliate of the
           ------------
Borrower that is a party to a Loan Document.

          "Mandatory Borrowing": as defined in Section 2.1(d).
           -------------------

          "Margin Stock":  means "margin stock" as such term is defined in
           ------------
Regulation T, U or X as promulgated by the Federal Reserve Board.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
business, assets, properties or financial condition of the Borrower, (b) the business, assets, properties or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Maximum Reducing Revolving Credit Commitment": initially the amount
           --------------------------------------------
set forth under the column heading "Maximum Reducing Revolving Credit Commitment" in the chart in Section 4.4(c), and thereafter at any time the sum of the then applicable Reducing Revolving Credit Commitment and the Supplemental Facility Commitment.

          "Maximum Swingline Amount": Two million dollars ($2,000,000).
           ------------------------

          "Mortgaged Properties":  the real property or properties listed on
           --------------------
Schedule 1.1A, if any, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages":  each mortgage and deed of trust (or each of the
           ---------
mortgages and deeds of trust if there is more than one), if any, now or hereafter made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders in form and substance reasonably satisfactory to Administrative Agent.

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale or any
           -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, financial advisory fees (other than financial advisory fees paid to Affiliates of the Borrower relating to such Asset Sale or Recovery Event), amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith (including reserves deposited with third parties pursuant to indemnity agreements for so long as such amounts are not returned to the Borrower) and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Net Income":  for any period, the net income (or loss) of a Person
           ----------
determined in accordance with GAAP.

          "Non-Excluded Taxes":  as defined in Section 4.12(a).
           ------------------

          "Non-U.S. Lender":  as defined in Section 4.12(b).
           ---------------

          "Notes":  the collective reference to any promissory note evidencing
           -----
Loans.

          "Obligations":  (a) in the case of the Borrower, the Borrower
           -----------
Obligations and (b) in the case of each Subsidiary Guarantor, its Subsidiary Guarantor Obligations.

          "Participant":  as defined in Section 11.6(b).
           -----------

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Acquisition":  any Acquisition that complies with each of
           ---------------------
the following requirements:

          (a) (i) The Borrower satisfies, and will continue to satisfy, immediately after giving effect (on a pro forma basis) to the relevant Acquisition and any Indebtedness incurred in connection therewith, all applicable financial covenants under this Agreement, (ii) Administrative Agent shall have received no later than ten (10) days prior to such Permitted Acquisition a pro forma budget of projected income and expenses relating to such Permitted Acquisition and (iii) such Acquisition is consummated on a "friendly" basis;

          (b) No Default or Event of Default has then occurred and is continuing or would result therefrom;

          (c) The purchase price (including assumed Indebtedness, the fair market value of any non-cash consideration and the amount of any contingent liabilities) of the relevant Acquisition does not exceed (i) $20,000,000 individually, (ii) $60,000,000 in any Loan Year and (iii) the purchase price of all such Acquisitions since the Closing Date does not exceed $100,000,000 in the aggregate; and

          (d) The company being acquired is in the real estate services business.

          "Person": an individual, partnership, corporation, limited liability
           ------
company, partnership, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan which is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreements": those certain pledge agreements by Borrower and
           -----------------
certain other Loan Parties in favor of Administrative Agent which, among other things, pledge the Pledged Stock.

          "Pledged Stock":  stock pledged to the Administrative Agent pursuant
           -------------
to the Pledge Agreements.

          "Prime Rate": the rate of interest announced from time to time by
           ----------
Administrative Agent as its Prime Rate.

          "Projections":  as defined in Section 7.2(c).
           -----------

          "Properties":  as defined in Section 5.18(a).
           ----------

          "Property":  any right or interest in or to property of any kind
           --------
whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Qualified Issuer":  any commercial bank (a) which has capital and
           ----------------
surplus in excess of $500,000,000 and (b) the outstanding long-term debt securities of which are rated as least A2 by Standard & Poor's Ratings Group or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

          "Recovery Event":  any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Loan Party.

          "Reducing Revolving Credit Commitment":  as to any Lender, the
           ------------------------------------
obligation of such Lender, if any, to make Reducing Revolving Credit Loans, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Reducing Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1B, as the same may be reduced pursuant to Section 4.4(c) and 4.4(d) or otherwise changed from time to time pursuant to the terms hereof. The original aggregate amount of the Reducing Revolving Credit Commitments is $25,000,000. Notwithstanding the foregoing and subject to Section 2.1(b), the Borrower may elect at any time to increase the Reducing Revolving Credit Commitment by the then applicable amount of the Supplemental Facility Commitment.

          "Reducing Revolving Credit Commitment Period":  the period from and
           -------------------------------------------
including the Closing Date to the Reducing Revolving Credit Termination Date.

          "Reducing Revolving Credit Lender":  each Lender which has a Reducing
           --------------------------------
Revolving Credit Commitment or which has made Reducing Revolving Credit Loans.

          "Reducing Revolving Credit Loans":  as defined in Section 2.1(b).
           -------------------------------

          "Reducing Revolving Credit Percentage":  as to any Reducing Revolving
           ------------------------------------
Credit Lender at any time, the percentage which such Lender's Reducing Revolving Credit Commitment then constitutes of the Total Reducing Revolving Credit Commitments (or, at any time after the Reducing Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of the Reducing Revolving Extensions of Credit of such Lender then outstanding constitutes of the Total Reducing Revolving Extensions of Credit then outstanding).

          "Reducing Revolving Credit Termination Date":  the earliest of (a) the
           ------------------------------------------
fifth anniversary of the Closing Date, (b) the date on which the Revolving Credit Commitment is terminated and (c) the date on which the Reducing Revolving Credit Commitments are terminated pursuant to Section 9.

          "Reducing Revolving Extensions of Credit":  as to any Reducing
           ---------------------------------------
Revolving Credit Lender at any time, an amount equal to the aggregate principal amount of all Reducing Revolving Credit Loans made by such Lender then outstanding.

          "Regulation U":  Regulation U of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
ERISA, other than those events as to which the thirty-day notice period has been waived by the PBGC pursuant to regulations issued under PBGC Reg. (S) 4043 (or any successor).

          "Required EBITDA Level" on any day means (i) $15 million at all times
           ---------------------
when the Borrower's Consolidated Leverage Ratio on such day equals or exceeds 1.25:1.00 and (ii) $12 million at all times when Borrower's Consolidated Leverage Ratio on such day is less than 1.25:1.00.

          "Required Lenders": (i) when the total number of Lenders is four or
           ----------------
more, the holders of not less than 51% of the Total Commitments or, if the Commitments have been terminated, the Total Extensions of Credit and (ii) at all times when the number of Lenders is less than four, the holders of not less than 66 2/3% of the Total Commitments or, if the Commitments have been terminated, the Total Extensions of Credit.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  the chairman of the board of directors, chief
           -------------------
executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the president or chief financial officer of the Borrower.

          "Restricted Payments":  as defined in Section 8.6.
           -------------------

          "Restricted Subsidiaries":  each Domestic Subsidiary of the Borrower
           -----------------------
or of a Subsidiary of Borrower which is also a Wholly Owned Subsidiary of the Borrower or such Subsidiary of Borrower whether now owned or hereafter acquired, other than those Subsidiaries which (i) hold no material assets or liabilities and (ii) conduct no significant business activities;

provided that, notwithstanding clauses (i) and (ii) above, Restricted
-------- ----
Subsidiaries shall not include those Subsidiaries designated as Unrestricted Subsidiaries on Schedule 5.15 hereto or as to which the Borrower has requested in writing to Administrative Agent that such Subsidiary not be categorized as a Restricted Subsidiary and as to which Administrative Agent, in its sole and absolute discretion, has agreed in writing shall not be categorized as a Restricted Subsidiary.

          "Revolving Credit Commitment":  as to any Lender, the obligation of
           ---------------------------
such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit and in the case of the Swingline Lender, make Swingline Loans, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on
Schedule 1.1C, as the same may be changed from time to time pursuant to the terms hereof. The initial aggregate amount of the Revolving Credit Commitments is $10,000,000.

          "Revolving Credit Commitment Period":  the period from and including
           ----------------------------------
the Closing Date to the Revolving Credit Termination Date.

          "Revolving Credit Lender":  each Lender which has a Revolving Credit
           -----------------------
Commitment or which has made Revolving Credit Loans.

          "Revolving Credit Loans":  as defined in Section 2.1(a).
           ----------------------

          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of the Revolving Extensions of Credit of such Lender then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

          "Revolving Credit Termination Date": the earlier of (a) the fifth
           ---------------------------------
anniversary of the Closing Date; provided that, with respect to the Swingline Loans and the Swingline Commitment, the "Revolving Credit Termination Date" shall mean the date which is five (5) Business Days prior to the fifth anniversary of the Closing Date and (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 9.

          "Revolving Extensions of Credit":  as to any Revolving Credit Lender
           ------------------------------
at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage multiplied by the L/C Obligations then outstanding and (c) in the case of the Swingline Lender, the aggregate principal amount of any Swingline Loan made by such Lender then outstanding.

          "Security Documents":  the collective reference to the Guaranty and
           ------------------
Collateral Agreement, the Pledge Agreements, the Mortgages, the Subordination Agreements, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Credit Facilities":  each of (a) the Revolving Credit
           ------------------------
Commitments and the extensions of credit made thereunder (the "Revolving Credit
                                                               ----------------
Facility") and (b) the Reducing Revolving Credit Commitments and the extension
--------
of credit made thereunder (the "Reducing Revolving Credit Facility").
                                ----------------------------------

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
ERISA, but which is not a Multiemployer Plan.

          "Solvent":  when used with respect to any Person, means that, as of
           -------
any date of determination, (a) the amount of the then "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the anticipated liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subordinated Note Documents":  the collective reference to the
           ---------------------------
Subordination Agreements and the Subordinated Notes.

          "Subordinated Noteholders":  the collective reference to the Persons
           ------------------------
to whom the Subordinated Notes are made payable and the holders of the Subordinated Notes from time to time.

          "Subordinated Notes": any promissory notes issued by a Loan Party to
           ------------------
third parties in connection with Acquisition Indebtedness, together with all instruments and other agreements entered into by a Loan Party in connection therewith, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with Section 8.11, which notes shall include subordination provisions reasonably acceptable to the Administrative Agent.

          "Subordination Agreement": any Subordination Agreement required by the
           -----------------------
Administrative Agent relating to Subordinated Notes.

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
liability company or partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor":  each Restricted Subsidiary of the Borrower
           --------------------
other than any Foreign Subsidiary.

          "Subsidiary Guarantor Obligations":  with respect to any Subsidiary
           --------------------------------
Guarantor, the collective reference to (a) the Borrower Obligations and (b) all obligations and liabilities of such Subsidiary Guarantor which may arise under or in connection with the Guaranty and Collateral Agreement or any other Loan Document to which such Subsidiary Guarantor is a party, in each case whether on account of guaranty obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all Attorney Costs of the Administrative Agent or of the Lenders that are required to be paid by such Subsidiary Guarantor pursuant to the terms of the Guaranty and Collateral Agreement or any other Loan Document).

          "Subsidiary Restrictions":  as defined in Section 8.15.
           -----------------------

          "Supplemental Facility Commitment": an amount not to exceed initially
           --------------------------------
at any time $15,000,000, as reduced from time to time pursuant to the terms of
Section 4.4(c) and Section 4.4(d).

          "Swingline Lender": BofA, in its capacity as the maker of Swingline
           ----------------
Loans, and its successors in such capacity.

          "Swingline Loan": shall have the meaning assigned to such term in
           --------------
Section 2.1(c).

          "Termination Date": with respect to Reducing Revolving Credit Loans,
           ----------------
the Reducing Revolving Credit Termination Date and, with respect to the Revolving Loans, the Revolving Credit Termination Date.

          "Title Insurance Company": a nationally recognized title insurance
           -----------------------
company satisfactory to Administrative Agent.

          "Total Commitment": at any time, the sum of the Total Revolving Credit
           ----------------
Commitments and the Total Reducing Revolving Credit Commitments.

          "Total Extensions of Credit": at any time, the sum of the Total
           --------------------------
Revolving Extensions of Credit and the Total Reducing Revolving Extensions of Credit.

          "Total Reducing Revolving Credit Commitments":  at any time, the
           -------------------------------------------
aggregate amount of the Reducing Revolving Credit Commitments at such time.

          "Total Reducing Revolving Extensions of Credit":  at any time, the
           ---------------------------------------------
aggregate amount of the Reducing Revolving Extensions of Credit at such time.

          "Total Revolving Credit Commitments":  at any time, the aggregate
           ----------------------------------
amount of the Revolving Credit Commitments at such time.

          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
amount of the Revolving Extensions of Credit at such time.

          "Transferee":  as defined in Section 11.15.
           ----------

          "Type":  as to any Loan, its nature as a Base Rate Loan or a
           ----
Eurodollar Loan.

          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Unrestricted Subsidiaries": any Subsidiary of Borrower or of a
           -------------------------
Subsidiary of Borrower that is not a Restricted Subsidiary.

          "Warburg": Warburg, Pincus Investors, L.P. and its Affiliates.
           -------

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Year 2000 Issue":  the potential or actual inability of computers, as
           ---------------
well as embedded microchips in non-computing devices, to perform date-sensitive functions properly with respect to certain dates prior to and after December 31, 1999.

          1.2  Other Definitional Provisions  .  (a) Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the same defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

               2.1  Commitments. (a) Subject to the terms and conditions hereof,
                    -----------
each Revolving Credit Lender severally agrees to make revolving credit loans (each, a "Revolving Credit Loan") to the Borrower from time to time during the
          ---------------------
Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations and in the case of the Swingline Lender, the outstanding balance of the Swingline Loans, then outstanding does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans (except in the case of Swingline Loans, which shall at all times be Base Rate Loans) or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.5, provided that no Revolving Credit
                                               --------
Loan shall be made as a Eurodollar Loan after the day that is one month prior to the then scheduled Revolving Credit Termination Date. Notwithstanding the foregoing, the outstanding principal amount of all Revolving Credit Loans shall be zero for the period from December 1 to December 31 in each calendar year. At no time shall the sum of (i) the outstanding Revolving Credit Loans and (ii) the outstanding Swingline Loans exceed the aggregate Revolving Credit Commitments of all Lenders.

               (b) Subject to the terms and conditions hereof, each Reducing Revolving Credit Lender severally agrees to make revolving credit loans (each, a "Reducing Revolving Credit Loan") to the Borrower from time to time during the
 ------------------------------
Reducing Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Reducing Revolving Credit Commitment. During the Reducing Revolving Credit Commitment Period, the Borrower may use the Reducing Revolving Credit Commitments by borrowing, prepaying the Reducing Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Reducing Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.5, provided that no
                                                              --------
Reducing Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Reducing Revolving Credit Termination Date. The Borrower may from time to time elect to increase the Reducing Revolving Credit Commitment by an amount not to exceed the then applicable Supplemental Facility Commitment as established pursuant to Sections 4.4(c) and 4.4(d); provided that
                                                                  --------
(i) such increase shall be in an amount equal to the lesser of (x) a whole multiple of $5,000,000 and (y) the entire remaining amount of the Supplemental Facility Commitment, (ii) Borrower shall give prior written notice to Administrative Agent of such election, (iii) immediately after giving effect to such increase, Borrower shall be in compliance with all terms and conditions of this Agreement, (iv) no Default or Event of Default exists or would occur as a result of such increase and (v) any Lender or Lenders or, under the terms and conditions set forth below, third party lenders shall have agreed to make Reducing Revolving Credit Loans as a result of the requested increase in the Reducing Revolving Credit Commitment. Each Lender may elect, but shall in no way be obligated to, increase its respective participating interest in the Reducing Revolving Credit Commitment as increased by the requested portion of the Supplemental Facility Commitment. If the Lenders elect to commit to provide less than the full amount of the requested portion of the Supplemental Facility Commitment, Borrower may obtain commitments for the remainder of the requested portion of the Supplemental Facility Commitment either from (a) an existing Lender or combination of existing Lenders or (b) third party lenders acceptable to Administrative Agent, which lenders shall become Lenders under this Agreement by executing a joinder and acceptance agreement suitable to the Administrative Agent evidencing their commitment to become Reducing Revolving Credit Lenders to the extent of their respective Reducing Revolving Credit Commitment Percentage in the Reducing Revolving Credit Commitment. Concurrently with such election to participate in the Reducing Revolving Credit Commitment, as increased by the Supplemental Credit Commitment, each such Lender shall become a Reducing Revolving Credit Lender bound by the terms and conditions of this Agreement. Concurrently with each increase in the Reducing Revolving Credit Commitment pursuant to this Section 2.1(b), the amounts of the Supplemental Facility Commitment set forth in Section 4.4(c) from and after the date of such increase shall be permanently and simultaneously reduced (but not below zero) by the amount of such increase. At no time shall the Reducing Revolving Credit Loans exceed the Maximum Reducing Revolving Credit Commitment, as reduced from time to time pursuant to Section 4.4(c).

          (c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time during the Revolving Credit Commitment Period, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans
(i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Credit Loans then outstanding and the aggregate amount of all L/C Obligations at such time, an amount equal to the Swingline Lender's Revolving Credit Commitment at such time and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this
Section 2.1(c), (x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate its risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Revolving Credit Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (I) of rescission of all such notices from the party or parties originally delivering such notice or (II) of the waiver by the Required Lenders or cure of such Default or Event of Default.

          (d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Revolving Credit Lenders that the Swingline Lender's outstanding

Swingline Loans shall be funded with one or more Borrowings of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically
       --------
given upon the occurrence of a Default or an Event of Default under Section 9 or upon the exercise of any of the remedies provided in the last paragraph of
Section 9), in which case one or more Borrowings of Revolving Credit Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Revolving Credit Lenders pro rata based on each such Revolving Credit Lender's Revolving Credit Percentage (determined before giving effect to any termination of the Revolving Credit Commitments pursuant to Section 4.2(a)) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum Borrowing requirements otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Credit Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Revolving Credit Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Revolving Credit Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Percentages (determined before giving effect to any termination of the Revolving Credit Commitments pursuant to Section 4.2(a)), provided that (x) all interest payable on the Swingline Loans shall be
         --------
for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Credit Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Credit Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (e) The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date, (ii) for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan of the Swingline Lender on the Revolving Credit Termination Date, and (iii) for the account of each Reducing Revolving Credit Lender the then unpaid principal amount of each Reducing Revolving Credit Loan of such Lender on the Reducing Revolving Credit Termination Date.

               2.2  Procedure for  Borrowing.
                    ------------------------

          (a)  Revolving Credit Borrowing. The Borrower may borrow under
               --------------------------
the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day (each a "Borrowing"), provided that the Borrower shall give
                                          --------
the Administrative Agent irrevocable telephonic notice (promptly confirmed in writing in a Borrowing Notice) (which notice must be received by the Administrative Agent prior to Noon, Chicago time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans (accompanied in the case of the initial Revolving Credit Loans consisting of Eurodollar Loans on the Closing Date by appropriate indemnification letters to protect the Administrative Agent and Lenders in the event such Eurodollar Loans are not disbursed on the date set forth in such notice), or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing)), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed,
(ii) the requested Borrowing Date, and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall notify each Revolving Credit Lender of the receipt of Borrower's request prior to the end of business on the day Administrative Agent timely receives such notice from Borrower. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of Borrower at the Administrative Agent's Payment Office prior to 1:00 P.M., Chicago time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent (or, in the event that the Borrower specifies in the relevant Borrowing Notice a different account into which such amounts should be transferred, the Administrative Agent shall, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, transfer to such account the aggregate amount made available to the Administrative Agent by the Revolving Credit Lenders in immediately available funds).

          (b)  Reducing Revolving Credit Borrowing.  The Borrower may borrow
               -----------------------------------
under the Reducing Revolving Credit Commitments during the Reducing Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall
                                              --------
give the Administrative Agent irrevocable telephonic notice (promptly confirmed in writing in a Borrowing Notice) (which notice must be received by the Administrative Agent prior to Noon, Chicago time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans (accompanied in the case of the initial Reducing Revolving Credit Loans consisting of Eurodollar Loans on the Closing Date by appropriate indemnification letters to protect the Administrative Agent and Lenders in the event such

Eurodollar Loans are not disbursed on the date set forth in such notice), or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Reducing Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date, and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Reducing Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Reducing Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall notify each Reducing Revolving Credit Lender of the receipt of Borrower's request prior to the end of business on the day Administrative Agent timely receives such notice from Borrower. Each Reducing Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of Borrower at the Administrative Agent's Payment Office prior to 1:00 P.M., Chicago time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Reducing Revolving Credit Lenders and in like funds as received by the Administrative Agent (or, in the event that the Borrower specifies in the relevant Borrowing Notice a different account into which such amounts should be transferred, the Administrative Agent shall, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, transfer to such account the aggregate amount made available to the Administrative Agent by the Reducing Revolving Credit Lenders in immediately available funds).

          (c)  Swingline Loan Borrowing.  (i)  Whenever the Borrower desires to
               ------------------------
incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than Noon (Chicago time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Such borrowing will then be made available, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of the Administrative Agent's Payment Office with the amount of such Swingline Loan made available to the Administrative Agent by the Swingline Lender and in like funds as received by the Administrative Agent (or, in the event that the Borrower specifies in the relevant Borrowing Notice a different account into which such amounts should be transferred, the Administrative Agent shall, no later than 2:00 P.M., Chicago time, on the requested Borrowing Date, transfer to such account the aggregate amount made available to the Administrative Agent by the Swingline Lender in immediately available funds). Each such notice shall be irrevocable and specify in each case
(A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing. Each Borrowing under the Swingline Loan shall be (i) a Base Rate Loan and (ii) in an amount equal to $250,000 or a whole multiple of $250,000 in excess thereof. Swingline Loans shall be repaid in full on or before the date that is 15 days subsequent to the date of the original Swingline Borrowing. Not more than nine Borrowings under the Swingline Loan shall be permitted in any twelve month period.

          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 2.1(d).

                         SECTION 3. LETTERS OF CREDIT

          3.1  L/C Commitment.  (a)  Subject to the terms and conditions
               --------------
hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during
  -----------------
the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender: provided that the Issuing Lender shall have no
                                --------
obligation to issue any Letter of Credit if (i) after giving effect to such issuance, (A) the L/C Obligations would exceed the L/C Commitment or (B) the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments or (ii) it has received notice from the Administrative Agent that the issuance of such Letter of Credit will violate clause (i) above. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is 30 Business Days prior to the then scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may
                  --------
provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) Each Letter of Credit shall be subject to the Uniform Customs and to the extent not inconsistent therewith, the laws of the State of Illinois.

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letter of Credit.  The Borrower may
               ------------------------------------------
from to time to time request that the Issuing Lender issue a Letter of Credit by delivering concurrently to each of the Administrative Agent and the Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request to conform to its customary issuance procedures. Upon receipt of any Application and the approval of the Administrative Agent as evidenced by the notice referred to in Section 3.1(a)(ii), the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of each Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof. The Administrative Agent shall furnish reports of Issuances and other activity to the Revolving Credit Lenders at least once per calendar quarter.

          3.3  Commissions, Fees and Other Charges.  (a)  The Borrower will
               -----------------------------------
pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a letter of credit commission with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the date such Letter of Credit is no longer outstanding, computed at a rate per annum equal to the Applicable Margin then in effect from time to time for Revolving Credit Eurodollar Loans and calculated on the average aggregate daily amount available to be drawn under such Letter of Credit for the period as to which payment of such commission is made, payable on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the date such Letter of Credit expires or is cancelled. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the average aggregate amount available to be drawn under Letters of Credit outstanding during the period for which such fee is calculated, payable quarterly in arrears on each L/C Fee Payment Date that occurs while such Letter of Credit remains outstanding and on the date such Letter of Credit expires or is cancelled.

          (b) In addition to the fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4  L/C Participants.  (a)  The Issuing Lender irrevocably agrees
               ----------------
to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, upon demand such L/C Participant shall pay to the Issuing Lender, with notice to the Administrative Agent, at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each L/C Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such L/C Participant or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the conditions specified in Section 6, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any reimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender when due but is paid within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender (through the Administrative Agent) on demand (i) an amount equal to the product of (x) such amount, times (y) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times
(z) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360 and (ii) a customary administrative fee with respect thereto. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant (with a copy to be provided promptly to the Administrative Agent) with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the
--------  -------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender.

          3.5  Reimbursement Obligation of the Borrower.  If any draft shall
               ----------------------------------------
be presented for payment under any Letter of Credit issued by the Issuing Lender, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. If the Issuing Lender notifies the Borrower prior to Noon Chicago time, on any Business Day, of any drawing under any Letter of Credit issued by it, the Borrower shall reimburse the Issuing Lender with respect to such drawing on such Business Day. If the Issuing Lender notifies the Borrower after Noon Chicago time. on any Business Day of any drawing under any Letter of Credit issued by it, the Borrower shall reimburse the Issuing Lender with respect to such drawing on the next succeeding Business Day and interest shall be payable on the amount of such drawing for such period at the rate then applicable to Base Rate Loans under the Revolving Credit Facility. In addition, the Borrower agrees to reimburse the Issuing Lender for any normal, customary and reasonable fees and charges and for any taxes or other costs or expenses incurred by the Issuing Lender in connection with any payment under any Letter of Credit. Each payment by the Borrower pursuant to this Section 3.5 shall be made to the Issuing Lender at its address specified herein in Dollars and in immediately available funds.

          3.6  Obligations Absolute.  The Borrower's obligations under this
               --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of Illinois, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.8  Applications.  To the extent that any provision of any
               ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 3 or such other terms shall apply.

                   SECTION 4.  GENERAL PROVISIONS APPLICABLE
                        TO LOANS AND LETTERS OF CREDIT

          4.1  Commitment Fees, etc.  :  (a)  The Borrower agrees to pay to the
               ---------------------
Administrative Agent for the account of each Revolving Credit Lender and each Reducing Revolving Credit Lender, a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period or the Reducing Revolving Credit Commitment Period, as the case may be, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment (excluding Swingline Loans outstanding) of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December commencing December 31, 1999 and on the Revolving Credit Termination Date or the Reducing Revolving Credit Termination Date, as the case may be, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

          4.2  Termination or Reduction of Commitments.
               ---------------------------------------

          (a)  Revolving Credit Commitment.  The Borrower shall have the right,
               ---------------------------
upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or
                                            --------
reduction of Revolving Credit Commitments shall be permitted if (i) after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments or (ii) the Reducing Revolving Credit Commitment has not been reduced to zero. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          (b)  Reducing Revolving Credit Commitment. The Borrower shall have the
               ------------------------------------
right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Reducing Revolving Credit Commitments or, from time to time, to reduce the amount of the Reducing Revolving Credit Commitments; provided that no such termination or reduction of Reducing Revolving Credit
--------
Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Reducing Revolving Credit Loans made on the effective date thereof, the Total Reducing Revolving Extensions of Credit would exceed the Total Reducing Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          4.3  Optional Prepayments.  The Borrower may at any time and from
               --------------------
time to time prepay the Loans, in whole or in part, without premium or penalty except as specified in Section 4.13, upon irrevocable notice delivered to the Administrative Agent (which notice must be received by the Administrative Agent prior to Noon, Chicago time or else such notice will be deemed to have been received on the next Business Day) at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans), which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the
       --------
last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.13. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest (except in the case of prepayments of Revolving Credit Loans or Reducing Revolving Credit Loans which are Base Rate Loans in amounts that are less than the then outstanding principal balances of such Revolving Credit Loans or Reducing Revolving Credit Loans, as the case may be) to such date on the amount prepaid. Partial prepayments of Reducing Revolving Credit Loans and Revolving Credit Loans shall be in an aggregate principal amount equal to (a) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof, (b) in the case of Eurodollar Loans, $1,000,000 or a whole multiple thereof and (c) in the case of Swingline Loans, $250,000 or a whole multiple of $250,000 in excess thereof. Prepayments made pursuant to this Section 4.3 shall be made in accordance with Section 4.10.

          4.4  Mandatory Commitment Reductions. (a)  Unless the Required Lenders
               -------------------------------
shall otherwise agree, if after the Closing Date any Indebtedness shall be Incurred by a Loan Party (excluding any Indebtedness permitted to be Incurred in accordance with Section 8.2) an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence toward the reduction of the Commitments as set forth in Section 4.4(d).
          (b) Unless the Required Lenders shall otherwise agree, if on any date a Loan Party shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, then an amount equal to 100% of such Net Cash Proceeds shall be applied on such date toward the reduction of the Commitments as set forth in Section 4.4(d); provided, that, notwithstanding the foregoing, the aggregate Net Cash
        --------
Proceeds of Asset Sales may be excluded from the foregoing requirement as long as all such excluded Net Cash Proceeds are, within 180 days of receipt thereof by a Loan Party, reinvested in substitute or replacement assets used or useful in such Loan Party's Business.
          (c) Subject to the provisions of Section 4.4(d), the Reducing Revolving Credit Commitment, the Supplemental Facility Commitment, and the Maximum Reducing Revolving Credit Commitment shall reduce in the amounts and at the times described in the following table:

=================================================================================================
        Date                        Initial               Initial                  Initial
                              Reducing Revolving   Supplemental Facility      Maximum Reducing
                               Credit Commitment         Commitment           Revolving Credit
                                                                                 Commitment
=================================================================================================
  Closing Date - 12/30/01            $25,000,000             $15,000,000              $40,000,000
-------------------------------------------------------------------------------------------------

    12/31/01 - 3/30/02               $23,750,000             $14,250,000              $38,000,000
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
     3/31/02 - 6/29/02               $22,500,000             $13,500,000              $36,000,000
-------------------------------------------------------------------------------------------------

     6/30/02 - 9/29/02               $21,250,000             $12,750,000              $34,000,000
-------------------------------------------------------------------------------------------------

    9/30/02 - 12/30/02               $20,000,000             $12,000,000              $32,000,000
-------------------------------------------------------------------------------------------------

    12/31/02 - 3/30/03               $17,812,500             $10,687,500              $28,500,000
-------------------------------------------------------------------------------------------------

     3/31/03 - 6/29/03               $15,625,000             $ 9,375,000              $25,000,000
-------------------------------------------------------------------------------------------------

     6/30/03 - 9/29/03               $13,437,500             $ 8,062,500              $21,500,000
------------------------------------------------------------------------=========================

    9/30/03 - 12/30/03               $11,250,000             $ 6,750,000              $18,000,000
------------------------------------------------------------------------=========================

    12/31/03 - 3/30/04               $ 8,437,500             $ 5,062,500              $13,500,000
------------------------------------------------------------------------=========================

     3/31/04 - 6/29/04               $ 5,625,000             $ 3,375,000              $ 9,000,000
------------------------------------------------------------------------=========================

     6/30/04 - 9/29/04               $ 2,812,500             $ 1,687,500              $ 4,500,000
------------------------------------------------------------------------=========================

  9/30/04 and thereafter             $         0             $         0              $         0
=================================================================================================

          (d)  (i)   Amounts to be applied in connection with Commitment
reductions pursuant to Sections 4.4(a) or 4.4(b) shall first be applied to the prepayment of the Reducing Revolving Credit Loans then outstanding, second, by the amount of funds then remaining, to prepayment of the Revolving Credit Loans then outstanding and third, by the amount of funds then remaining and subject to the provisions in clause (iii) below, to (or remain with) the Borrower for its own account.

               (ii) Concurrently with each prepayment described in clause (i) above, each of the Reducing Revolving Credit Commitment amounts set forth in Section 4.4(c) as of and after the date of such prepayment shall simultaneously and permanently reduce pro rata by the amount of such prepayment (but not below zero). If the aggregate Reducing Revolving Credit Commitments on the date of prepayment and immediately prior to prepayment is less than the amount of such prepayment, (i) the Reducing Revolving Credit Commitment shall reduce to $0 on all dates and (ii) each of the Supplemental Facility Commitment amounts set forth in Section 4.4(c) as of and after the date of such prepayment shall simultaneously and permanently reduce pro rata by the amount of such difference (but not below zero). If the sum of the applicable Reducing Revolving Credit Commitment and the Supplemental Facility Commitment on the date of prepayment and immediately prior to prepayment is less than the amount of such prepayment,
     (i) the Reducing Revolving Credit Commitment and the Supplemental Facility Commitment shall reduce to $0 on all dates and (ii) the Revolving Credit Commitment shall simultaneously and permanently reduce by an amount equal to such difference.

               (iii) Any reduction of the Reducing Revolving Credit Commitment or the Revolving Credit Commitment shall be accompanied by prepayment of the Reducing

     Revolving Credit Loans or Revolving Credit Loans, as the case may be, to the extent, if any, that the Total Revolving Extensions of Credit exceed the Total Revolving Credit Commitments as so reduced, provided that if the
                                                           --------
     aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in an interest bearing cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 4.4 shall be made first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under this Section 4.4 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Prepayments made pursuant to this Section 4.4 shall be made in accordance with Section 4.10.

          4.5  Conversion and Continuation Options.  (a) The Borrower may
               -----------------------------------
elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable telephonic notice (promptly confirmed in writing in a Conversion/Continuation Notice) of such election (which notice must be received by the Administrative Agent prior to Noon, Chicago time or else be deemed to be delivered on the next Business Day), provided that any such conversion of Eurodollar Loans may only be
               --------
made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans (other than Swingline Loans which may not be converted pursuant to this Section 4.5) to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election specifying the length of the initial Interest Period therefor (which notice must be received by the Administrative Agent prior to Noon, Chicago time or else be deemed to be delivered on the next Business Day), provided that no Base Rate Loan under a particular Facility may
               --------
be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable prior telephonic notice (promptly confirmed in writing in a Conversion/Continuation Notice to the first day of the next Interest Period (which notice must be received by the Administrative Agent prior to Noon, Chicago time or else be deemed to be delivered on the next Business Day)) to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a
                                       --------
particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuation, or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that, if the Borrower shall fail to give any
              --------  -------
required notice as described
above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          4.6  Minimum Amounts and Maximum Number of Eurodollar Tranches.
               ---------------------------------------------------------
Except as set forth in the remainder of this Section 4.6 and notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. In no event shall more than ten Eurodollar Tranches be outstanding at any one time.

          4.7  Interest Rates and Payment Dates.  (a) Each Eurodollar Loan
               --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.
----

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.
                 ----

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of principal of Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this
Section 4.7 plus 2% or (y) in the case of Reimbursement Obligations, the rate
            ----
applicable to Base Rate Loans plus 2%, and (ii) if all or a portion of any
                              ----
interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts
                            ----
that do not relate to a particular Facility, the Base Rate plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full, after as well as before judgment).

          (d) Interest shall be payable by the Borrower in arrears on each Interest Payment Date and on the Termination Date, provided that interest
                                                    --------
accruing pursuant to paragraph (c) of this Section 4.7 shall be payable from time to time on demand.

          4.8  Computation of Interest and Fees.  (a)  Interest, fees and
               --------------------------------
commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.


          4.9  Inability to Determine Interest Rate.  If prior to the first
               ------------------------------------
day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given, (i) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (iii) any outstanding Eurodollar Loans under the relevant facility shall be converted to Base Rate Loans on the last day of the Interest Period applicable thereto. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          4.10 Pro Rata Treatment and Payments.  (a)  Each borrowing by the
               -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made, with respect to the applicable Facility, pro rata according to the respective Reducing Revolving Credit Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

          (b) (i) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders and (ii) each payment (including each prepayment) by the Borrower on account of principal of and interest on the Reducing Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Reducing Revolving Credit Loans then held by the Reducing Revolving Credit Lenders.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., Chicago time, on the due date thereof to the Administration Agent, for the account of the Lenders, at the Administrative Agent's Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.
If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent plus customary administrative fees. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 4.10(d) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of the relevant Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          4.11 Requirements of Law.  (a)  If, after the date hereof, the
               -------------------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the date hereof from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) subject any Lender to any tax, duty or other charge of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by or commitments of, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition (except relating to Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its written demand therefor which sets forth in reasonable detail the basis therefor and the calculation thereof, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 4.11, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
          (b) If any Lender shall have determined that, after the date hereof, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive issued after the date hereof regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor which sets forth in reasonable detail the basis therefor and the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section 4.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payment to any Lender pursuant to Section 4.11 with respect to rights to payments of amounts which arise during, or relate to, periods more than 180 days prior to the later to occur of (i) such Lender's request for such payment and (ii) the date such Lender first knew (or should have known) of the existence of circumstances entitling such Lender to such payment. The obligations of the Borrower pursuant to this
Section 4.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.12  Taxes. (a)  All payments made by the Borrower under this
                -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed on the Administrative Agent or any Lender as a result of a connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to
                                            ------------------
be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to
           --------  -------
increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure (other than to the extent payable as a result of the gross negligence or wilful misconduct of the Administrative Agent or a Lender). The Borrower shall make any payments required pursuant to the immediately preceding sentence within 15 days after receipt of written demand therefor from the Administrative Agent or any Lender as the case may be. The agreements in this Section 4.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ----------------
deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from

U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

          4.13  Indemnity.  The Borrower agrees to indemnify each Lender and
                ---------
to hold each Lender harmless from any loss or expense which such Lender sustains or incurs as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which
----
would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section 4.13 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.14  Change of Lending Office.  Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 4.11 or 4.12(a) with respect to such Lender, it will use reasonable efforts to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms
                                --------
that, in the reasonable judgment of such Lender, cause such Lender such its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this
--------  -------

Section 4.14 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.11 or 4.12(a).

          4.15  Replacement of Lenders under Certain Circumstances  .  The
                --------------------------------------------------
Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 4.11 or 4.12 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any
             --------
Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) with respect to clause (a) hereof, prior to any such replacement, such Lender shall not have taken actions to eliminate the continued need for payment of amounts owing pursuant to Section
4.11 or 4.12, (iv) the replacement financial institution shall purchase, at par, all Loans, L/C Obligations, Swingline Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 4.13 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 4.11 or 4.12, as the case may be, and (ix) in the case of clause (b) above, any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  SECTION 5.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make, issue or participate in the Loans and the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          5.1   Financial Condition.  (a)  The audited consolidated balance
                -------------------
sheets of Borrower as at June 30, 1997, June 30, 1998, June 30, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from the Borrower's Accountant, present fairly, in all material respects, the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended in accordance with GAAP. All such financial statements, including any related schedules or notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). As of the date hereof, except as set forth in
Schedule 5.1, Borrower has no material Guaranty Obligations, contingent liabilities and liabilities for taxes, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives. During the period from June 30, 1999 to and including the date hereof there has been no Disposition by The Borrower or any of its Subsidiaries of any material part of its business or Property except as enumerated in Schedule 5.1 hereto.

          5.2   No Change.  (i) As of the Closing Date, there has been no
                ---------
development or event, since June 30, 1999, affecting Borrower and its Restricted Subsidiaries which could cause a Material Adverse Effect and (ii) as of each Borrowing Date, there has been no development or event affecting Borrower and its Restricted Subsidiaries since the most recent prior Borrowing Date which is reasonably likely to cause a Material Adverse Effect.

          5.3   Corporate Existence; Compliance with Law.  The Borrower and
                ----------------------------------------
each of its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

          5.4   Corporate Power; Authorization; Enforceable Obligations.   Each
                -------------------------------------------------------
Loan Party has the requisite corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents except (i) consents, authorizations, filings and notices described in
Schedule 5.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 5.20. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, so-called fraudulent conveyance or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          5.5   No Legal Bar.  The execution, delivery and performance of this
                ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or

Contractual Obligation applicable to the Borrower or any of its Subsidiaries would have a Material Adverse Effect.

          5.6   No Material Litigation.  Except as set forth in Schedule 5.6,
                ----------------------
no material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against the Borrower or any Loan Party or against any of their respective properties or revenues.

          5.7   No Default.  None of the Borrower or any Loan Party is in
                ----------
default under or with respect to any of its Contractual Obligations in any respect which would have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          5.8   Ownership of Property; Liens.  The Borrower and each Loan Party
                ----------------------------
has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 8.3.

          5.9   Intellectual Property.  (a) The Borrower and each Loan Party
                ---------------------
owns, or is licensed to use, all Intellectual Property that is material to the continued conduct of their Business as currently conducted; (b) no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness, of any Intellectual Property which is reasonably likely to have a Material Adverse Effect, nor do the Executive Officers and Directors of the Borrower know of any valid basis for any such claim; (c) the use of Intellectual Property by the Borrower and each Loan Party does not infringe on the rights of any Person, which infringement would have a Material Adverse Effect.

          5.10  Taxes.  The Borrower and each Loan Party has filed or caused
                -----
to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves to the extent required by GAAP have been provided on the books of the Borrower or the applicable Loan Party, as the case may be); no tax Lien not permitted by Section 8.3 has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          5.11  Federal Regulations.  No part of the proceeds of any Loans
                -------------------
will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Federal Reserve Board.

          5.12  Labor Matters.  Except as set forth in Schedule 5.12:
                -------------

          (a) There are no strikes or other labor disputes against the Borrower or any Loan Party pending or threatened that (individually or in the aggregate) is reasonably likely to have a Material Adverse Effect.

          (b) Hours worked by and payment made to employees of the Borrower and each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters that (individually or in the aggregate) is reasonably likely to have a Material Adverse Effect.

          (c) All payments due from the Borrower or any Loan Party on account of employee health and welfare insurance that (individually or in the aggregate) could have a Material Adverse Effect if not paid, have been paid or accrued as a liability on the books of the Borrower or, as applicable, the relevant Subsidiary.

          5.13  ERISA.  (a) Neither a Reportable Event nor an "accumulated
                -----
funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date of this Agreement for which the Borrower or any Commonly Controlled Entity has or had an obligation to provide notice to the PBGC, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (b) no termination of a Single Employer Plan has occurred, and no Lien not permitted by
Section 8.3 in favor of the PBGC or a Plan has arisen, during such five-year period; (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount; (d) none of the Borrower or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity reasonably expects that it would become subject to any liability under ERISA which could have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (e) no such Multiemployer Plan is in Reorganization or Insolvent.

          5.14  Investment Company Act; Other Regulations.  No Loan Party is
                -----------------------------------------
an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Federal Reserve Board and general so-called fraudulent conveyance and similar principles) which limits its ability to incur indebtedness.

          5.15  Subsidiaries.  As of the date hereof, the Persons listed on
                ------------
Schedule 5.15 constitute all the Subsidiaries of the Borrower and are identified as Domestic Subsidiaries, Foreign Subsidiaries, Restricted Subsidiaries or Unrestricted Subsidiaries, as appropriate.

          5.16  Subsidiary Restrictions.  On the date hereof, no Loan Party is
                -----------------------
subject to any Subsidiary Restrictions, except Subsidiary Restrictions contained in the Loan Documents.

          5.17  Use of Proceeds.  (a) The proceeds of the Revolving Credit
                ---------------
Loans and the Swingline Loans shall be used for the ongoing working capital needs of the Borrower and the Loan Parties (including the refinancing of existing indebtedness) in the ordinary course of business, for capital expenditures and for other general corporate purposes.

          (b) The proceeds of the Reducing Revolving Credit Loans shall be used to (i) finance the purchase of shares of the capital stock of Borrower in an amount not to exceed (x) $10,000,000 less (y) the aggregate dollar amount of the capital stock of Borrower repurchased by Borrower since June 30, 1999, (ii) finance Permitted Acquisitions and (iii) make Permitted Investments.

          (c) None of the Borrower or any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock and no portion of the proceeds of the Loans will be used to purchase or sell, or finance the purchase or sale of, Margin Stock.

          5.18  Environmental Matters.  Except for those environmental matters
                ---------------------
as are not reasonably likely to have a Material Adverse Effect or as disclosed in Schedule 5.18:

          (a) The facilities and properties owned, leased or operated by the Borrower and each Loan Party(the "Properties") do not contain, and have not
                                       ----------
     previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which constitute or constituted a violation of, or could give rise to liability under, any Environmental Law.

          (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and any Loan Party (the "Business") which could interfere with the continued operation of the
           --------
     Properties or impair the fair saleable value thereof. Neither the Borrower nor any Loan Party has assumed any liability of any other Person under Environmental Laws.

          (c) None of the Borrower or any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary of the Borrower is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administration or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary of the Borrower in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

          5.19  Accuracy of Information, etc. The projections and pro forma
                -----------------------------                     --- -----
financial information contained in the materials delivered to the Administrative Agent in connection herewith are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Executive Officers and Directors of Borrower that is reasonably likely to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum (as of the date hereof) or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          5.20  Security Documents.  (a) The Guaranty and Collateral Agreement
                ------------------
is effective to create in favor of the Administrative Agent, for itself and for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other similar, limiting statutes. In the case of the Pledged Stock described in the Guaranty and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guaranty and Collateral Agreement, when financing statements in appropriate form are filed in the office specified on Schedule 5.20(a), the delivery of such Pledged Stock and the filing of such financing statements shall create a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent that delivery of such Pledged Stock and filing a financing statement is effective to perfect such security interests, as security for the Obligations (as defined in the Guaranty and Collateral Agreement) to the Administrative Agent and to the Lenders, in each case prior and superior in right to any other Person, except Liens permitted pursuant to Section 8.3 or as previously disclosed to and approved by Administrative Agent.

          (b) Each of the Mortgages, if any, is effective to create in favor of the Administrative Agent, for itself and for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the applicable offices, each such Mortgage shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except Liens permitted pursuant to Section 8.3 or as previously disclosed to and approved by Administrative Agent.

          5.21  Solvency.  The Borrower, individually is, and the Borrower and
                --------
its Restricted Subsidiaries collectively are, and after giving effect to the incurrence of all indebtedness and obligations in connection herewith and taking into account all of the terms and provisions of the other Loan Documents will be, Solvent.

          5.22  Year 2000 Issues. Borrower has developed and budgeted for a
                ----------------
comprehensive program to address the Year 2000 Problem. Borrower has implemented that program substantially in accordance with its timetable and budget and will substantially avoid the Year 2000 Problem as to all computers, as well as embedded microchips in non-computing devices, that are material to the business, properties or operations of the Borrower and each Loan Party. Borrower has developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 Problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

                       SECTION 6.  CONDITIONS PRECEDENT

          6.1   Conditions to Initial Extension of Credit. The agreement of
                -----------------------------------------
each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a)   Loan Documents. The Administrative Agent shall have received, in
                --------------
     form and substance satisfactory to Administrative Agent, (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guaranty and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) the Mortgages, if any, executed and delivered by a duly authorized Person , (iv) for the account of each relevant Lender, at the option of such Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the

     Borrower, (v) the Subordinated Note Documents in effect as of the Closing Date, (vi) various collateral assignments of patents, trademarks and copyrights and (vii) such other Security Documents as may be reasonably requested by Administrative Agent.

          (b)   Financial Statements. The Lenders shall have received (i)
                --------------------
     audited consolidated financial statements of the Borrower for the 1997, 1998 and 1999 fiscal years and (ii) unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries for the fiscal quarters ended September 30, 1999 on a pro forma basis after giving effect to the transactions contemplated by this Agreement.

          (c)   Approvals. All governmental and third party approvals (including
                ---------
     landlords' and other consents) necessary or advisable in connection with the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the financing thereof or any other financing contemplated hereby.

          (d)   Lien Searches. The Administrative Agent shall have received the
                -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located and which the Administrative Agent has requested, and such search shall reveal no Liens on any of the assets of the Loan Parties except for liens permitted by Section 8.3 or liens discharged or otherwise provided for the Administrative Agent's satisfaction on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (e)   Intentionally Omitted.
                ---------------------

          (f)   Closing Certificate.  The Administrative Agent shall have
                -------------------
     received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments.

          (g)   Legal Opinions. The Administrative Agent shall have received the
                --------------
     executed legal opinions of:

                (i) Carol M. Vanairsdale, Esq., counsel to the Loan Parties, substantially in the form of Exhibit E-1; and

                (ii) Latham & Watkins, special counsel to the Loan Parties, substantially in the form of Exhibit E-2.

          (h)   Pledged Stock; Stock Powers. The Administrative Agent shall have
                ---------------------------
     received the certificates, if any, representing the shares of Pledged Stock pledged pursuant to the Guaranty and Collateral Agreement and the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (i)   Filings, Registrations and Recordings. Each document (including,
                -------------------------------------
     without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person except to the extent otherwise agreed or provided herein, shall be in proper form for filing, registration or recordation.

          (j)   Mortgages, Title Insurance, etc.
                -------------------------------

                (i) The Administrative Agent shall have received any other applicable Mortgages, if any.

                (ii) With respect to each Mortgage or Deed of Trust, if any, the Administrative Agent shall have received, and the Title Insurance Company issuing the policy referred to in Section 6.1(j)(iii) shall have received, a map or a plat of an as-built survey of the property[ies] relating to each Mortgage or Deed of Trust in form and substance reasonably satisfactory to the Administrative Agent.

               (iii) The Administrative Agent shall have received in respect of each Mortgage or Deed of Trust, a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance in form and substance reasonably satisfactory to Administrative Agent.

               (iv) For any property located in a designated flood zone, the Administrative Agent shall have received (A) a policy of flood insurance and (B) confirmation that the mortgagor under such Mortgage has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Federal Reserve Board, in each case in form and substance and amount satisfactory to Administrative Agent.

               (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 6.1(j)(iii) and a copy of all other material documents affecting the Mortgaged Properties.

          (k)  Fees.  The Administrative Agent shall have received the fees
               ----
     required to be paid to it and the Lenders on or prior to the Closing Date and any invoices for expenses payable hereunder presented to the Borrower shall have been paid by the Borrower or provided for to the satisfaction of the Administrative Agent.

          (l)   Solvency Opinion. The Administrative Agent shall have received a
                ----------------
     solvency opinion relating to the solvency of the Borrower, acceptable in form and substance to the Administrative Agent from the chief financial officer of the Borrower.

          (m)   Insurance. The Administrative Agent shall have received
                ---------
     insurance certificates, and all requested documentation relating to Borrower's insurance programs, acceptable in form and substance to the Administrative Agent and, in addition, consistent in all respects with the requirements of the Guaranty and Collateral Agreement and the Mortgages, if any.

          (n)   No Change.  Since June 30, 1999, there has been no material
                ---------
     adverse change (i) to the business, assets, liabilities (actual or contingent), operations, conditions (financial or otherwise) or prospects of the Borrower and the Loan Parties taken as a whole or (ii) in the facts and information regarding the Borrower and each Loan Party provided to Administrative Agent as of the date hereof.

          (o)   Additional Matters. All corporate and other proceedings, and all
                ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request consistent with this Agreement.

          (p)   Year 2000 Issues.  The Administrative Agent shall have received
                ----------------
     evidence in form and substance satisfactory to Administrative Agent that Borrower has made an assessment of the microchip and computer-based systems and the software used in its business and the business of its Subsidiaries and based upon such assessment believes that it will be, and each of its Subsidiaries will be, "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Borrower and each Loan Party are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Administrative Agent, Borrower shall provide to Administrative Agent and Lenders such updated information as is reasonably requested regarding the status of its efforts and each Loan Party's efforts to become Year 2000 Compliant.

          6.2   Conditions to Each Extension of Credit. The agreement of each
                --------------------------------------
     Lender to make any extension of credit (including the issuance, extension or renewal of any Letter of Credit) requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties (other than those which speak as of a particular date) made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c)  No Injunction.  No injunction or other restraining order shall
               -------------
     have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

Each borrowing of Loans and each issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied.

                       SECTION 7.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each Loan Party to:

          7.1  Financial Statements.  Furnish, or cause to be furnished, to
               --------------------
the Administrative Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, commencing with the first fiscal year ending after the Closing Date, the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related audited consolidated, statements of income and of cash flows (including a calculation of Excess Cash Flow and Excess Cash Flow Add Back and a separate calculation on an unaudited and itemized basis by a Responsible Officer reflecting on each line item of such financial statements the effect, if any, of including the operations of Unrestricted Subsidiaries in such consolidated financial statements) for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing and addressing any possible errors generated by financial reporting and related systems due to the Year 2000 Issue.

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the fiscal quarter ending September 30, 1999, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated, statements of income and of cash flows (including a calculation of Excess Cash Flow and Excess Cash Flow Add Back) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, in each case certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          7.2  Certificates; Other Information.  Furnish, or cause to be
               -------------------------------
furnished, to the Administrative Agent:

          (a) concurrently with the delivery of the annual financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor such firm did not discover the existence of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 7.1(a) and 7.1(b), (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge that any Default or Event of Default has occurred and is continuing, except, in each case, as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate in the form of Exhibit B including without limitation information in reasonable detail for determining compliance by the Borrower and each Loan Party with the financial covenants set forth in this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property of material value acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event (i) no earlier than 60 days and no later than 30 days prior to the end of each calendar year, a draft of the consolidated budget and (ii) no later than 30 days following the end of each calendar year, the final consolidated budget, in each case, for the following calendar year prepared on a quarter-by-quarter basis, and, as soon as available, significant revisions, if any, of such budget and projections with respect to such calendar year (collectively, the "Projections"), in form and substance satisfactory to Administrative Agent;
     ------------

          (d) within 45 days after the end of each of the first three fiscal quarters of the Borrower and 90 days after the end of the fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

          (e) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Subordinated Note Documents;

          (f) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or equity securities, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          7.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature including without limitation, income, real property or other taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, (i) to the extent and for so long as the failure to make such payment, in the case of income, real estate or other taxes does not result in the attempted or actual foreclosure of a lien against any of the Property of Borrower or its Restricted Subsidiaries or
(ii) the failure to make such payment would constitute an Event of Default pursuant to Section 9(e).

          7.4  Conduct of Business and Maintenance of Existence, etc.  (a)(i)
               ------------------------------------------------------
Continue to engage in business of the same general type as now conducted by one or more Loan Parties or the real estate services business, (ii) preserve, renew and keep its existence in full force and effect (provided, however, that this covenant shall not be construed to prohibit any merger, consolidation or other transaction elsewhere permitted herein) and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise expressly permitted by Section 8.4 or for such of the foregoing is not reasonably likely to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith is not likely to have a Material Adverse Effect.

          7.5  Maintenance of Property; Insurance.  (a) Maintain its property
               ----------------------------------
in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          7.6  Inspection of Property; Books and Records; Discussions. (a)
               ------------------------------------------------------
Keep books of records and accounts in which full entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent at Borrower's cost (or any Lender at such Lender's cost) to visit and inspect any of its properties and examine and make abstracts from any of the Borrower's books and records at any reasonable time and as often as may reasonably be desired, conduct field audits of the assets and operations of the Borrower and its Subsidiaries, and discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

          7.7  Notices.  Promptly after any Executive Officer or Director of
               -------
Borrower knows or should have known of the occurrence of any of the events described below, give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any Loan Party or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any Loan Party and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, is reasonably likely to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance, or as to which insurance coverage has been denied, or in which injunctive or similar relief is sought the effect of which if granted is reasonably likely to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after any such officer or director of the Borrower knows or should have known of the existence of any of the following: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan within the time prescribed by applicable law, the creation of any Lien on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC, or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) any development or event which has had or would have a Material Adverse Effect; and

          (f)  each Disposition (i) outside the ordinary course of business or
     (ii) of any asset(s) having a combined book value at the time of such disposition of $1,000,000 or more.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Loan Party proposes to take with respect thereto.

          7.8  Environmental Laws.  (a)  Comply in all material respects with,
               ------------------
and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable

Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in each case where the failure to do so is not reasonably likely to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Law, except in each case where the failure to do so is not reasonably likely to have a Material Adverse Effect.

          7.9  Additional Collateral, etc.  (a)  With respect to any Property
               --------------------------
acquired after the Closing Date by the Borrower or any Loan Party for over $500,000 (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 8.3(g), (h) or (k)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guaranty and Collateral Agreement or such other documents as are necessary in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and
(ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guaranty and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee or leasehold interest in any real estate having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 8.3(g) or 8.3(k)), promptly (i) execute and deliver a first priority (except to the extent that Liens permitted pursuant to Section 8.3 hereof affect such real estate) mortgage or deed of trust, as the case may be, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with title and extended coverage insurance, together with surveys, covering such real estate, any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent, any legal opinions relating to the matters described above, all of which insurance, surveys, consents, estoppels and legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Restricted Subsidiary created or acquired after the Closing Date by a Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guaranty and Collateral Agreement as the Administrative Agent deems necessary in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (except to the extent that Inchoate Tax Liens affect such Capital Stock) security interest in the Capital Stock of such new Subsidiary, which is owned by a Loan Party, (ii) deliver to the

Administrative Agent the certificates, if any, representing such Capital Stock together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, (iii) cause such new Restricted Subsidiary (A) to become a party to the Guaranty and Collateral Agreement and
(B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guaranty and Collateral Agreement with respect to such new Restricted Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guaranty and Collateral Agreement or by law and (iv) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any Foreign Subsidiary or any new Foreign Subsidiary created or acquired after the Closing Date by a Loan Party that, if it was instead a Domestic Subsidiary would constitute a Restricted Subsidiary, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Pledge Agreement as the Administrative Agent deems necessary in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (except to the extent that Inchoate Tax Liens affect such Capital Stock) security interest in 66 2/3% of the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and (iii) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          7.10  Year 2000 Issues.  The Borrower shall take all actions
                ----------------
necessary and commit adequate resources to assure that its computer-based and other systems (and those of all of its Subsidiaries) are Year 2000 Compliant, except for such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. At the request of the Administrative Agent, the Borrower will provide the Administrative Agent with assurances and substantiations (including, but not limited to, the results of internal or external audit reports, if any, prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent to demonstrate that the Borrower and each Loan Party are Year 2000 Compliant, except for such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.11  Interest Rate Protection.  At any time when the Consolidated
                ------------------------
Leverage Ratio equals or exceeds 1.75:1.00, Borrower shall, at the request of Administrative Agent, enter into one or more interest rate protection agreements (each, an "Interest Rate Protection Agreement"). Each Interest Rate Protection Agreement shall be with a Lender hereunder and shall contain such terms and conditions as are, and otherwise be in form and substance, reasonably acceptable to Administrative Agent and shall entitle such Lender to participate in liens granted pursuant to the Loan Documents and receive the benefits of repayments hereunder on a pari passu basis.

          7.12  Insurance.  Each Loan Party shall (i) keep all real and
                ---------
personal property insured under casualty insurance policies in amounts and with insurers as shall be reasonably acceptable to the Administrative Agent and (ii) execute and deliver such loss payee endorsements as Administrative Agent may reasonably request. In addition, each Loan Party shall maintain such liability insurance, including Workmen's Compensation and errors and omissions insurance, in such amounts and of such types as are customary for businesses similar to that of such Loan Party and as are otherwise reasonably acceptable to Administrative Agent. Policies of insurance required hereunder shall inure to the benefit of the Lenders through such endorsements and assignments as Administrative Agent shall reasonably deem necessary or appropriate.

                                 SECTION 8.  NEGATIVE COVENANTS

          The Borrower agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

          8.1  Financial Condition Covenants  .
               -----------------------------

          (a)  Consolidated Leverage Ratio.  Permit the Consolidated Leverage
               ---------------------------
Ratio as at the last day of any fiscal quarter of the Borrower ending during any fiscal year set forth below to exceed 2.25:1.00.

          (b)  Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated
               ----------------------------------------
Fixed Charge Coverage Ratio at any time to be less than 1.00:1.00.

          (c)  EBITDA. Permit EBITDA as at the last day of any fiscal quarter of
               ------
the Borrower ending during any fiscal year for the four consecutive fiscal quarters ending on such date to be less than the Required EBITDA Level on such date.

          8.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist (in each case, to "Incur") any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b)  Indebtedness of any Loan Party to any other Loan Party;

          (c) Indebtedness secured by Liens permitted by Section 8.3(g), 8.3(k) and Capital Lease Obligations;

          (d)  Indebtedness outstanding on the date hereof and listed on
Schedule 8.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

          (e) (i) Guaranties not prohibited by Section 8.7 hereof and (ii) Guaranties made in the ordinary course of business by the Borrower or any Loan Party of obligations of any other Loan Party;

          (f) other Indebtedness not otherwise prohibited by the terms of the proviso set forth at the end of this Section 8.2;

          (g)  Capitalized Leases;

          (h) any Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any Indebtedness otherwise permitted hereunder; provided that the terms (including, without limitation, principal
           --------
amount, interest rate, limitations on liens, if any, guaranties, if any, collateral, if any, and subordination terms, if any, but excluding interest rates and fees to the extent that such interest rates and fees are deemed by Administrative Agent, in its reasonable discretion, to be "market" rates and fees at the time of such extension, refunding or refinancing) taken as a whole of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable to the Loan Parties, as determined by the Administrative Agent in its reasonable discretion, than the terms governing the Indebtedness so extended, refunded or refinanced (provided that no unsecured indebtedness shall
                                  --------
be refunded or refinanced by secured indebtedness);

          (i) Indebtedness of any Person that becomes a Subsidiary of the Borrower and Indebtedness Incurred by any Loan Party in connection with any Permitted Acquisition after the date hereof in accordance with the terms hereof that is existing at the time such Person becomes a Subsidiary of the Borrower (other than indebtedness incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower);

          (j) Endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

          (k)  Indebtedness relating to the Subordinated Notes;

provided however and notwithstanding the provisions of subsections 8.2(a)
-------- -------
through 8.2(k) above, (i) the aggregate Indebtedness Incurred pursuant to or described in subsections 8.2(c), (f), (g), (h) and (i) that is secured by Liens shall at no time exceed $2,000,000, (ii) the aggregate Indebtedness Incurred pursuant to or described in subsections 8.2(c), (f), (g), (h) and (i) shall at no time exceed $4,000,000, (iii) the aggregate Indebtedness Incurred pursuant to or described in subsection 8.2(k) shall at no time exceed $10,000,000, and (iv) the aggregate Indebtedness Incurred pursuant to and described in clauses (ii) and (iii) above of this proviso shall at no time exceed $12,000,000.
          8.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of the Borrower's or its Subsidiaries' Property or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, to the extent required by GAAP;

          (b) Liens arising in the ordinary course of business of the Borrower or its Subsidiaries which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance, social security and other legislation affecting the Borrower or its Subsidiaries;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business of the Borrower or its Subsidiaries which, in the aggregate, do not materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 8.3(f) securing Indebtedness permitted by Section 8.2(d), provided that no such
                                                        --------
     Lien is spread to cover any additional property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 8.2(c) to finance the acquisition of equipment or fixed or capital assets, provided that (i) such Liens shall
                                              --------
     be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness (and related general intangibles and identifiable proceeds specifically related to or arising out of such Property) and (iii) the principal amount of Indebtedness secured thereby is not increased;

          (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased (and related general intangibles and identifiable proceeds specifically related to such assets);
          (i)  Liens created pursuant to the Security Documents;

          (j) the Liens existing on the date hereof and described on Schedule 8.3(j) hereto;

          (k) Liens securing Indebtedness on property acquired by a Loan Party or on Property of a Person existing at the time such Person is merged into or consolidated with the

     Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens (other than replacement Liens permitted
               --------
     elsewhere herein) were not created in contemplation of such acquisition, merger, consolidation, or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

          (l) Liens in respect of goods consigned to the Borrower or any of its Subsidiaries in the ordinary course of business; provided that such Liens
                                                      --------
     are limited to the goods so consigned;

          (m)  subject to the limitations described in the proviso at the end of
     Section 8.2, Liens securing Indebtedness permitted pursuant to subsections 8.2(c), (f), (g), (h) and (i); and

          (n) the replacement, extension, or renewal of any Lien permitted hereunder.

          8.4  Limitation on Fundamental Changes  .  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its assets, or make any material change in the character of its business except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                           --------
     surviving corporation) or with or into any Loan Party (provided that such
                                                            --------
     Loan Party shall be the continuing or surviving corporation);

          (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Loan Party; and

          (c)  Permitted Acquisitions.

          8.5  Limitation on Sale of Assets  .  Dispose of any of its assets
               ----------------------------
(including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except in the case of Borrower and any of its Subsidiaries:

          (a)  the Disposition of assets in the ordinary course of business;

          (b)  Dispositions permitted by Section 8.4(b);

          (c) the sale or issuance of the Capital Stock of any Subsidiary to the Borrower or any Restricted Subsidiary; and

          (d) subject to Section 4.4 hereof, the Disposition of other assets having a Net Cash Proceeds not to exceed $1,000,000 in the aggregate in any fiscal year of the Borrower;

     provided that (i) at least 75% of the consideration from any such
     --------
     Disposition is received in cash or Cash Equivalents, (ii) the Borrower or the relevant Subsidiary receives consideration at the time of such Disposition at least equal to the fair market value of the assets subject thereto in the case of any Disposition, and (iii) all of the Net Cash Proceeds of such Disposition are reinvested in substitute, or other assets used or useful in Borrower's Business or applied in accordance with Section
     4.4 hereof.

          8.6  Limitation on Dividends; Restricted Payments.  Declare or pay
               --------------------------------------------
any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Loan Party or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Loan Party (collectively, "Restricted Payments"), except that
                                              -------------------
(i) any Loan Party may make Restricted Payments to another Loan Party, (ii) any purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of common stock of the Borrower effected solely through the issuance of common stock of the Borrower having the same economic and voting terms as such class of common stock shall be permitted and (iii) subject to the limitations set forth in Section 8.8(Y), Borrower may repurchase the shares of the capital stock of Borrower for an amount not to exceed (x) $10,000,000 less
(y) (i) the aggregate dollar amount of the common stock of Borrower repurchased by Borrower since June 30, 1999 plus (ii) the amount of Investments made by
                                ----
Borrower or any Loan Party pursuant to proviso (Y) of Section 8.8.

          8.7  Guaranties.  At any time, directly or indirectly, become or be
               ----------
liable in respect of any Guaranty Obligations, or assume, guaranty, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for those relating to (i) Guaranties of the Indebtedness of Loan Parties permitted by Section 8.2 hereof, (ii) Guaranties set forth on
Schedule 8.7, (iii) Guaranties in connection with indemnity programs for employees and or agents provided that such Guaranties do not exceed in the aggregate at any time $5,000,000, (iv) Guaranties of loans and advances made to employees and/or agents pursuant to the Commission Advance Program or on account of errors and omissions insurance coverage programs, provided that, after giving effect thereto, the aggregate amount of such guaranties plus the aggregate amount of loans and advances made or permitted pursuant to subsections (f), (g) and (j) of Section 8.8 shall not exceed $5,000,000.

          8.8  Limitation on Investments, Loans and Advances.  Make any
               ---------------------------------------------
advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person (collectively, "Investments"), except in the case of Borrower and any Loan Party and subject to
 -----------
the limitations set forth in the subsections 8.8(X) and (Y) below:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c)  Guaranty Obligations expressly permitted by Section 8.2;

          (d) promissory notes and other similar non-cash consideration received by the Borrower and any Loan Party in connection with the Dispositions permitted by Section 8.5;

          (e) Investments by the Borrower or any Loan Party in the Borrower or any Person that, prior to such investment, is a Loan Party;

          (f) loans and advances to employees and/or agents to meet expenses incurred by such employees and/or agents in the ordinary course of the Business;

          (g) loans and advances in the ordinary course of business to vendors or suppliers of the Borrower and any Loan Party in the ordinary course of Business or relating to relocation expenses;

          (h) Investments existing on the date hereof and described on Schedule 8.8(h) hereto;

          (i)  Investments consisting of Permitted Acquisitions;

          (j) loans or other advances under the Commission Advance Program to, or on account of errors and omissions insurance premium payments for, employees and/or agents; and

          (k)  Restricted Investments permitted by Section 8.9 hereof; provided,
                                                                       --------
     however, that the aggregate amount of all Investments made pursuant to this
     -------
     Section 8.8(k) shall not exceed at the time such Investments are made the sum of: (X) the lesser of (a) $10,000,000 and (b) $5,000,000 plus the Excess Cash Flow Add Back plus (Y) the lesser of (a) $5,000,000 and (b)
                               ----
     $10,000,000 less the amount of any stock repurchases made pursuant to
     Section 8.6(iii);

provided that the sum of (i) the aggregate amount of Investments made pursuant
--------
to subsections 8.8(f), (g) and (j) above plus (ii) the aggregate amount of
                                         ----
Guaranties made pursuant to Section 8.7, shall not exceed $5,000,000.

          8.9  Subsidiaries, Partnerships, Joint Ventures and Restricted
               ---------------------------------------------------------
Investments. Own or create directly or indirectly any Subsidiaries other than
-----------
(i) any Subsidiary which has joined the applicable Security Documents as a Guarantor on the Closing Date and those set forth on Schedule 5.15 and (ii) any Subsidiary formed after the Closing Date which joins the applicable Security Documents, provided that the Required Lenders shall have consented to such formation and joinder and that such Subsidiary and any Loan Party, as applicable, shall grant a valid first priority (subject only to Liens permitted by Section 8.3 hereof) security interest in favor of the Administrative Agent in the assets held by, and stock of or other ownership interests in, such Subsidiary. Neither Borrower nor any Loan Party shall become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Borrower or a Loan Party may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that Borrower and Loan Parties may become a member or manager of, or hold a limited liability company interest in, other Loan Parties, (3) become a joint venturer or hold a joint venture interest in any joint venture, or (4) make any other investments (except those permitted pursuant to Section 8.8) in any Person. Notwithstanding the foregoing, Borrower and Loan Parties may (1) be a general or limited partner in any general or limited partnership, (2) be a member or manager of, or hold a limited liability company interest in, a limited liability company, (3) be a joint venturer or hold a joint venture interest in any joint venture or (4) make and maintain equity investments in real estate portfolios and Persons which own or manage commercial real estate (each a "Restricted
                                                                ----------
Investment"), provided that each of the following requirements is met:
----------

          (i) the Loan Party making the investment shall, to the extent permitted by applicable investment contracts and other documents relating to such investment, grant and cause to be perfected a first priority security interest or other first lien position (except for Liens otherwise permitted pursuant to Section 8.3 hereof) of the Loan Party's interest in the property constituting the Restricted Investment;

          (ii) the nature of the investment and the Person or property subject to the investment shall not result in the Loan Party becoming directly or contingently liable for any obligations of such Person or related to such property in excess of the amount of the investment, nor shall the investment constitute a direct investment by the Loan Party in real property or real property improvements; and

          (iii) no Default or Event of Default exists at the time such Restricted Investment is made or would occur as a result of such Restricted Investment.

          8.10  Limitation on Transactions with Affiliates.  Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Loan Party) unless such transaction is (a) otherwise permitted under this Agreement,
(b) in the ordinary course of business of such Loan Party and (c) upon terms no less favorable to the Loan Party, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          8.11  Limitation on Payments and Modifications of Debt Instruments,
                -------------------------------------------------------------
etc. (a) (i) Make or offer to make any payment, prepayment, repurchase or
---
redemption of or otherwise defease or segregate funds with respect to the principal of the Subordinated Notes except as expressly permitted by the applicable Subordination Documents or (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Note Documents (other than any such amendment, modification, waiver or other change which (A) would extend the maturity or reduce the amount of any payment of principal of the relevant Subordinated Notes or which would reduce the rate or extend the date for payment of interest thereon and (B) does not involve the payment of a consent or other similar fee).

          8.12  Limitation on Sales and Leasebacks.  Enter into any
                ----------------------------------
arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          8.13  Limitation on Changes in Fiscal Periods.  Without ninety (90)
                ---------------------------------------
days' prior written notice to Administrative Agent, permit the fiscal year of the Borrower to end on a day other than June 30 or change the Borrower's method of determining fiscal quarters.

          8.14  Limitation on Negative Pledge Clauses.  Enter into with any
                -------------------------------------
Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case any prohibition or limitation shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

          8.15  Limitation on Restrictions on Subsidiary Distributions.  Enter
                ------------------------------------------------------
into or suffer to exist or become effective any consensual encumbrance or restriction (collectively, "Subsidiary Restrictions") on the ability of any Loan
                            -----------------------
Party to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Loan Party held by, or pay any Indebtedness owed to, the Borrower or any other Loan Party, (b) make loans or advances to the Borrower or any other Loan Party or (c) transfer any of its assets to the Borrower or any Loan Party (other than, in the case of this clause (c), any such encumbrance or restriction created by any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby, in which case such encumbrance or restriction shall only be effective against the assets financed thereby), except for (i) Subsidiary Restrictions existing under the Loan Documents and (ii) Subsidiary Restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          8.16  Limitation on Lines of Business.  Enter into any business,
                -------------------------------
either directly or through any Subsidiary, except for those businesses in which one or more Loan Parties are engaged in or, in the judgment of the Administrative Agent, which are reasonably related to, the real estate services business.

                                 SECTION 9.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation or any other amount payable hereunder or under any other Loan Document within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 7.4(a) (with respect to the Borrower only), Sections 7.7, 7.12 or Section 8 of this Agreement or Sections 5.1, 5.4, 5.5, and 5.8 of the Guaranty and Collateral Agreement; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Required Lenders or (ii) the date upon which any officer or director of Borrower becomes aware of such default; or

          (e) Any Loan Party shall (i) default in making any payment of any principal of any Indebtedness the principal amount of which Indebtedness exceeds $1,000,000 (including, without limitation, any Guaranty Obligation, but excluding the Loans) on the scheduled due date with respect thereto; or
     (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guaranty Obligation) to become payable; provided, that a default, event or
                                             --------
     condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clause (i), (ii) or (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

          (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or
     (iv) any Loan Party shall take any action in furtherance of, or indicating its consent in writing to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan other than a transaction that is exempt under a statutory or administrative exemption, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multi-Employer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or to the extent not fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) Section 2 of the Guaranty and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert in writing; or

          (k) (A) (i) Warburg shall cease to have the power to vote or direct the voting of securities having at least 35% of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis) and (ii) any "person" or "group" (as such terms are used in
                    ---
     Sections 13(d) and 14(d) of the Exchange Act), (excluding members of Warburg) shall become or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more of the outstanding common stock of the Borrower or (B) (i) Warburg shall have the power to vote or direct the voting of securities having at least 35% or more of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis) and (ii)
                                                                        ---
     any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), (excluding members of Warburg) shall become or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a percentage ownership of the outstanding common stock of the Borrower that exceeds the percentage held by Warburg; or

          (l) Any of the Subordinated Notes shall cease, for any reason, to be validly subordinated to the obligations of Borrower or any of its Subsidiaries under the Loan Documents, as provided in the relevant Subordinated Note Documents;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;

and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in an interest-bearing cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as otherwise expressly provided above in this Section 9, the Borrower waives presentment, demand, protest or other notice of any kind.

                     SECTION 10.  THE ADMINISTRATIVE AGENT

          10.1  Appointment and Authorization; "Administrative Agent".  Each
                -----------------------------------------------------
Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and each such Lender irrevocably authorizes the Administrative Agent, in such capacity to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or the other Loan Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities to, except those expressly set forth herein, or any fiduciary relationship with, any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or into any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent and the Documentation Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended in the case of the Administrative Agent to create or reflect only an administrative relationship between independent contracting parties.

          The Issuing Lender shall act on behalf of the Lenders with respect to Letters of Credit issued under this Agreement and the documents associated therewith. It is understood and agreed that the Issuing Lender (a) shall have all of the benefit and immunities (i) provided to the Administrative Agent in this Section 10 with respect to acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued under this Agreement and the documents associated therewith as fully as if the term "Administrative Agent", as used in this Section 10, included such Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement and (b) shall, with respect to the Revolving Credit Lenders, have all of the benefits of the provisions of Section 10.7 as fully as if the term "Administrative Agent", as used in Section 10.7, included the Issuing Lender.

          10.2  Delegation of Duties.  The Administrative Agent may execute any
                --------------------
of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          10.3  Exculpatory Provisions.  None of the Agent-Related Persons
                ----------------------
shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent-Related Person under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party to perform its obligations hereunder or thereunder. Except to the extent otherwise expressly provided in Sections 6.1 and 6.2 hereof, no Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall maintain a record of the principal amount of the Loans and L/C Obligations from time to time outstanding and the respective amounts thereof owing to each Lender. Any records maintained by any Agent-Related Person setting forth the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time shall be conclusive, in the absence of manifest error.

          10.4  Reliance by Administrative Agent.  (a)  The Administrative
                --------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been properly filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or, if so specified by this Agreement, all Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 6.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

          10.5  Notice of Default.  The Administrative Agent shall not be
                -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of

Default and stating that such notice is a "notice of default". The Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be reasonably requested by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided, however, that unless and
                                              --------  -------
until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          10.6  Independent Credit Decision.  Each Lender acknowledges that none
                ---------------------------
of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Lender or any affiliate of any Loan Party, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has reviewed and approved all Loan Documents and has verified to its satisfaction that all conditions precedent deemed necessary by such Lender to the disbursement of the Loans that such Lender is making have been satisfied. In addition, Lender represents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to conduct such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any affiliate of any Loan Party, which may come into the possession of any of the Agent-Related Persons.

          10.7  Indemnification of Administrative Agent.  Whether or not the
                ---------------------------------------
transactions contemplated hereby are consummated, the Lenders hereby agree to indemnify each of the Agent-Related Persons (each a "Section 10.7 indemnitee") (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its Revolving Credit Percentages and Reducing Revolving Credit Percentages in effect on the date on which indemnification is sought under this Section 10.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Section 10.7 indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Section 10.7 indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-
--------  -------
Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the relevant Section 10.7 indemnitee's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertakings and agreements in this Section 10.7 shall survive the payment of all Loans and the resignation or replacement of the Administrative Agent.

          10.8  Administrative Agent in its Individual Capacity.  BofA and its
                -----------------------------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA and its Affiliates may receive information regarding the Borrower and its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or any Affiliate) and acknowledge that neither the Administrative Agent nor its Affiliates shall be under any obligation to provide such information to the Lenders. With respect to Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include BofA in its individual capacity.

          10.9  Successor Administrative Agent.  The Administrative Agent may,
                ------------------------------
and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided above.

          10.10  Withholding Tax. (a)  If any Lender is a "foreign
                 ---------------
corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent, in addition to such forms as required by
Section 4.12(b), such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from United States withholding tax.

          Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

          10.11 Collateral Matters. (a) The Administrative Agent is authorized
                ------------------
on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

          (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property (including, without limitation, Capital Stock) sold or to be sold or disposed of as part of or in connection with any Disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended;
(v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in subsection 11.1. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's rights under this Section 10.11; provided that, to the extent that Liens
                                         --------
are permitted pursuant to Section 8.3 hereof, Lenders agree that Administrative Agent may (i) subordinate its security interest to that of another lender to whom Borrower is permitted to grant such senior security interest or (ii) if such other lender shall not agree to such subordination, release Collateral subject to such permitted Lien or acknowledge such other lender's first priority security interest in such Collateral.

                          SECTION 11.  MISCELLANEOUS

          11.1  Amendments and Waivers.  Neither this Agreement, any other Loan
                ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that except as otherwise explicitly set forth
              --------  -------
herein, no such waiver and no such amendment, supplement or modification shall
(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any commitment reduction in respect of any Reducing Revolving Credit Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provisions of this Section
11.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release the Borrower or any of the Subsidiary Guarantors from their obligations under the Guaranty and Collateral Agreement, in each case without the written consent of all Lenders; (iii) increase the Commitments above the Revolving Credit Commitment, in the case of Revolving Credit Loans and above the Maximum Reducing Revolving Credit Commitment, in the case of Reducing Revolving Credit Loans, without the written consent of all Lenders; (iv) amend, modify or waive any condition precedent to any extension of credit under the Facilities set forth in Section 6.2 (including, without limitation, in connection with any waiver of an exiting Default or Event of Default) without the written consent of the Required Lenders; (v) reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders under each affected Facility;
(vi) amend, modify or waive any provisions of Section 10 without the written consent of the Administrative Agent; or (vii) amend, modify or waive any provisions of Section 3 without the written consent of the Issuing Lender. Notwithstanding the foregoing, without the consent of the Swingline Lender, the Swingline Lender's rights and obligations with respect to Swingline Loans shall not be altered. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          11.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

          The Borrower:       Grubb & Ellis
                              2155 Sanders Road
                              Suite 400
                              Northbrook, Illinois 60062
                              Attn:  General Counsel
                              Telephone: (847) 753-9010
                              Telecopy:  (847) 753-9067

The Administrative Agent:     For notices of borrowing and payments:

                              Bank of America, N.A.
                              100 North Tyron Street
                              7/th/ Floor
                              Charlotte, North Carolina 28255-0001
                              Attn: Kathy Mumpower
                              Telephone: (704) 386-6837
                              Telecopy:  (704) 409-0021

                              For other administrative matters:

                              Bank of America, N.A.
                              100 North Tryon Street
                              NC 1-007-13-06
                              Charlotte, NC 28255
                              Attn: W. Thomas Barnett
                              Telephone: (704) 387-1009
                              Telecopy:  (704) 386-9607

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

          11.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.4  Survival of Representations and Warranties.  All
                ------------------------------------------
representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          11.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay
                -----------------------------
or reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to or release of, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, Attorney Costs of Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights, including those incurred pursuant to a "workout" under this Agreement, the other Loan Documents and any such other documents, including, without limitation, Attorney Costs of each Lender and of counsel to the Administrative Agent (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording, filing and release fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if
                                                               -------
any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation, administration or release contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, administration and release of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided, that the Borrower
                                                   --------
shall not have any obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          11.6  Successors and Assigns; Participants and Assignments. (a) This
                ----------------------------------------------------
agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Lender, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may in accordance with applicable law, at any time sell to one or more banks or other financial institutions (each, a "Participant") participating interests in any Loan owing to such Lender, any
 -----------
Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or stated rate of interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of any Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owning under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing
                                                 --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.11, 4.12 and 4.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section
                                          --------
4.12, such Participant shall have complied with the requirements of said Section and provided further, that no Participant shall be entitled to receive any
    -------- -------
greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)   Any Lender (an "Assignor") may, in accordance with applicable
                                --------
law, at any time and from time to time assign to any of such Assignor's affiliates, any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (and, in the case of assignments of Revolving Credit Commitments, the Issuing Lender), which consent in each case will not be unreasonably withheld or delayed, to an additional bank or other financial institution (an "Assignee") all or any part of its rights and
                           --------
obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower, the Administrative Agent and, if applicable, the Issuing Lender) and delivered to the Administrative Agent for its acceptance; provided that no such assignment to an Assignee (other than any
            --------
Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Administrative Agent. Any such assignment need not be ratable as among each Facility. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and

Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section 11.6, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the Assignor, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing with respect to the Borrower.

          (d) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which registration and processing fee shall be waived in the case of an Assignment and Acceptance by one Lender to another Lender or by one Lender to such Lender's affiliates), the Administrative Agent shall promptly accept such Assignment and Acceptance.

          (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement, and any such recordation shall constitute prima facie
                                                                ----- -----
evidence of the accuracy of the information so recorded, provided that the
                                                         --------
failure to make any such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under any existing Note.

          (f) The Loans made by each Lender shall, at such Lender's option, be evidenced by a Note issued by the Borrower, substantially in the form of Exhibit I-1 or I-2, as applicable, payable to the order of such Lender. Each Lender is hereby authorized to record, on the schedule annexed to and constituting a part of any relevant Note, information regarding the relevant Loans made by such Lender, and any such recordation shall constitute prima facie evidence of the
                                                  ----- -----
accuracy of the information so recorded, provided that the failure to make any
                                         --------
such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under any existing Note. On or prior to the effective date of an Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the relevant Notes, new Notes to the order of the Assignee, if the Assignee so elects, and, if applicable, the Assignor if the Assignor so elects. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby or, in the event no such original Notes were issued, in the form that such Notes would have taken had such Notes been issued.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          11.7  Adjustments; Set-off. (a)  Except to the extent that this
                --------------------
Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time
                                       -----------------
receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect
                --------
the validity of such setoff and application.

          11.8  Counterparts.  This Agreement may be executed by one or more
                ------------
of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          11.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.10  Integration.  This Agreement and the other Loan Documents
                 -----------
represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          11.11  Governing Law.  This agreement and the rights and obligations
                 -------------
of the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of Illinois, without regard to principles of conflicts of laws.

          11.12  Submission To Jurisdiction: Waivers.  Each party hereto
                 -----------------------------------
hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Illinois located in the City of Chicago, the courts of the United States of America for the Northern District of Illinois, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary or punitive damages.

          11.13  Acknowledgments.  The Borrower hereby acknowledges that:
                 ---------------
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and

     Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          11.14  WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION.  THE
                 ------------------------------------------------
BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          11.15  Confidentiality.  Each of the Administrative Agent and each
                 ---------------
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided, that nothing herein shall prevent the Administrative
                 --------
Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee
                                      ----------
which agrees to comply with the provisions of this Section 11.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of the Administrative Agent or such Lender or their respective affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 11.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          11.16  Rights and Liabilities of Documentation Agent.  Documentation
                 ---------------------------------------------
Agent has no special right, power, obligation, liability, responsibility or duty under this Agreement as a result of acting in the capacity of Documentation Agent other than those applicable to it in its capacity as a Lender hereunder. Without limiting the foregoing, Documentation Agent shall not have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to Documentation Agent as it makes with respect to the Administrative Agent and Agent-Related Persons in Section 10.6.

     IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              GRUBB & ELLIS COMPANY


                              By:  /s/ Brian Parker
                                 ------------------
                              Name:    Brian Parker
                              Title:   Chief Financial Officer & Executive Vice
                                       President


                              BANK OF AMERICA, N.A., as Administrative Agent


                              By:  /s/  Devon Russell
                                   ------------------
                              Name:     Devon Russell
                              Title:    Vice President


                              BANK OF AMERICA, N.A., individually, on its own behalf as a Lender


                              By:  /s/  Devon Russell
                                   ------------------
                              Name:     Devon Russell
                              Title:    Vice President

     Signature Page to Credit Agreement among GRUBB & ELLIS COMPANY, a Delaware corporation, various lenders as enumerated therein, and BANK OF AMERICA, N.A., as Administrative Agent.


        ______________________________________________________________



                              LASALLE BANK NATIONAL ASSOCIATION,
                              a national banking association


                              By:  /s/  Julie Anne Eck
                                 ---------------------
                              Name:     Julie Anne Eck
                              Title:    Assistant Vice President

     Signature Page to Credit Agreement among GRUBB & ELLIS COMPANY, a Delaware corporation, various lenders as enumerated therein, and BANK OF AMERICA, N.A., as Administrative Agent.


        ______________________________________________________________



                              AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO


                              By:  /s/  Ross C. Weigand
                                   --------------------
                              Name:     Ross C. Weigand
                              Title:    First Vice President